EXHIBIT 10.5

                                 $2,200,000,000

                                CREDIT AGREEMENT

                       Dated as of January 23, 2006 among

                         AMERITRADE HOLDING CORPORATION

                                   as Borrower

                                       and

                          CERTAIN SUBSIDIARIES THEREOF

                                  as Guarantors

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                          CITICORP NORTH AMERICA, INC.

                 as Collateral Agent and Co-Administrative Agent

                                       and

                              THE BANK OF NEW YORK

                           as Co-Administrative Agent

                                       and

    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND UBS SECURITIES LLC

                            as Co-Syndication Agents

                                       and

                            JPMORGAN CHASE BANK, N.A.

                             as Documentation Agent

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

              as Sole Bookrunner Manager and as Sole Lead Arranger

                                       and

            MERRILL LYNCH CAPITAL CORPORATION, UBS SECURITIES LLC AND
                           J.P. MORGAN SECURITIES INC.

                                 as Co-Arrangers

                                TABLE OF CONTENTS

Section                                                                                                                 Page
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.......................................................................                1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions..................................               27
SECTION 1.03. Accounting Terms............................................................................               27
SECTION 1.04. Currency Equivalents Generally..............................................................               28
SECTION 1.05. Pro Forma Calculations......................................................................               28

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit......................................................               28
SECTION 2.02. Making the Advances.........................................................................               30
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit..........................               32
SECTION 2.04. Repayment of Advances.......................................................................               34
SECTION 2.05. Termination or Reduction of the Commitments.................................................               37
SECTION 2.06. Prepayments.................................................................................               37
SECTION 2.07. Interest....................................................................................               39
SECTION 2.08. Fees........................................................................................               39
SECTION 2.09. Conversion of Advances......................................................................               40
SECTION 2.10. Increased Costs, Etc........................................................................               41
SECTION 2.11. Payments and Computations...................................................................               42
SECTION 2.12. Taxes.......................................................................................               43
SECTION 2.13. Sharing of Payments, Etc....................................................................               46
SECTION 2.14. Use of Proceeds.............................................................................               46
SECTION 2.15. Defaulting Lenders..........................................................................               46
SECTION 2.16. Evidence of Debt............................................................................               48
SECTION 2.17. Incremental Facilities......................................................................               49

                                   ARTICLE III

                 CONDITIONS TO EFFECTIVENESS AND OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent........................................................................               51
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal.............................               54
SECTION 3.03. Determinations Under Section 3.01...........................................................               54

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower..............................................               55

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.......................................................................               59
SECTION 5.02. Negative Covenants..........................................................................               63
SECTION 5.03. Reporting Requirements......................................................................               74
SECTION 5.04. Financial Covenants.........................................................................               76

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default...........................................................................               77
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default....................................               79

                                   ARTICLE VII

                                   THE AGENTS

SECTION 7.01. Authorization and Action....................................................................               80
SECTION 7.02. Agents' Reliance, Etc.......................................................................               81
SECTION 7.03. BNY, CNAI and Affiliates....................................................................               81
SECTION 7.04. Lender Party Credit Decision................................................................               82
SECTION 7.05. Indemnification.............................................................................               82
SECTION 7.06. Successor Agents............................................................................               83

                                  ARTICLE VIII

                                    GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability...........................................................               84
SECTION 8.02. Guaranty Absolute...........................................................................               84
SECTION 8.03. Waivers and Acknowledgments.................................................................               86
SECTION 8.04. Subrogation.................................................................................               86
SECTION 8.05. Guaranty Supplements........................................................................               87
SECTION 8.06. Subordination...............................................................................               87
SECTION 8.07. Continuing Guaranty; Assignments............................................................               88

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. Amendments, Etc.............................................................................               88
SECTION 9.02. Notices, Etc................................................................................               89
SECTION 9.03. No Waiver; Remedies.........................................................................               91
SECTION 9.04. Costs and Expenses..........................................................................               91
SECTION 9.05. Right of Set-off............................................................................               92
SECTION 9.06. Binding Effect..............................................................................               93
SECTION 9.07. Assignments and Participations..............................................................               93
SECTION 9.08. Execution in Counterparts...................................................................               96

SECTION 9.09. No Liability of the Issuing Banks...........................................................               96
SECTION 9.10. Confidentiality.............................................................................               97
SECTION 9.11. Release of Collateral.......................................................................               97
SECTION 9.12. Patriot Act Notice..........................................................................               97
SECTION 9.13. Jurisdiction, Etc...........................................................................               98
SECTION 9.14. Replacement of Lenders......................................................................               98
SECTION 9.15. Governing Law...............................................................................               99
SECTION 9.16. Waiver of Jury Trial........................................................................               99

SCHEDULES

Schedule I             -     Commitments and Applicable Lending Offices
Schedule II            -     Guarantors
Schedule 4.01(b)       -     Loan Parties
Schedule 4.01(c)       -     Subsidiaries
Schedule 4.01(p)       -     Plans and Multiemployer Plans
Schedule 4.01(s)       -     Non-Surviving Debt
Schedule 4.01(t)       -     Surviving Debt
Schedule 4.01(u)       -     Liens
Schedule 4.01(v)       -     Investments
Schedule 5.02(e)       -     Asset Sales

EXHIBITS

Exhibit A-1   -        Form of Revolving Credit Note
Exhibit A-2   -        Form of Term A Note
Exhibit A-3   -        Form of Term B Note
Exhibit B     -        Form of Notice of Borrowing
Exhibit C     -        Form of Assignment and Acceptance
Exhibit D     -        Form of Security Agreement
Exhibit E     -        Form of Guaranty Supplement
Exhibit F     -        Form of Opinion of Counsel to the Loan Parties
Exhibit G     -        Form of Compliance Calculation Schedule

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of January 23, 2006 among Ameritrade Holding Corporation, a Delaware corporation (the "BORROWER"), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), the Issuing Banks (as hereinafter defined), the Swing Line Bank (as hereinafter defined), Citicorp North America, Inc. ("CNAI"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT") for the Secured Parties (as hereinafter defined) and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT" and, together with the Collateral Agent (as hereinafter defined), the "AGENTS") for the Lender Parties (as hereinafter defined), The Bank of New York ("BNY"), as co-administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as co-syndication agents and JPMorgan Chase Bank, N.A., as documentation agent.

PRELIMINARY STATEMENTS:

            (1) The Borrower intends to acquire (the "ACQUISITION") TD Waterhouse Group, Inc., a Delaware corporation ("TD WATERHOUSE"), from The Toronto-Dominion Bank (the "SELLER") in exchange for 196,300,000 shares of common stock of the Borrower. In connection with the Acquisition, the Borrower intends to make a special dividend of $6.00 per share (the "SPECIAL DIVIDEND") to each holder of common stock of the Borrower holding such common stock prior to giving effect to the Acquisition. Immediately after the consummation of the Acquisition, the name of the Borrower will be changed to "TD Ameritrade Holding Corporation".

            (2) The Borrower has requested that the Lender Parties lend to the Borrower up to $1,900,000,000 to finance the Special Dividend and the payment of fees, costs and expenses in connection with the Acquisition and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the account of the Borrower to fund working capital needs and general corporate purposes of the Borrower and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement. CNAI has indicated its willingness to agree to act as the administrative agent for the Lender Parties from and including the Effective Date (as hereinafter defined) to and including the 90th day after the Effective Date. BNY has indicated its willingness to agree to act as the administrative agent for the Lender Parties from and including the 91st day after the Effective Date.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACQUISITION" has the meaning specified in the Preliminary
      Statements.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.

            "ADVANCE" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENTS" has the meaning specified in the recital of parties to this Agreement.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent in the exercise of its reasonable business judgment equal to the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms as if
      (a) such Hedge Agreement was being terminated early on such date of determination, (b) such Loan Party or Subsidiary was the sole "Affected Party" and (c) the Administrative Agent was the sole party determining such payment amount pursuant to the provisions of the ISDA Master Agreement.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means (a) in respect of the Term A Facility and the Revolving Credit Facility, (i) for the period from the Effective Date to the date of delivery of quarterly financials for the fiscal quarter ending June 30, 2006 pursuant to Section 5.03(c), 0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

      LEVERAGE RATIO                 BASE RATE ADVANCES           EURODOLLAR RATE ADVANCES
--------------------------           ------------------           ------------------------
Level I
1.75 : 1.0 or greater                       0.50%                           1.50%

Level II
1.0 : 1.0 or greater,
but less than 1.75 : 1.0                    0.25%                           1.25%

Level III
less than 1.0 : 1.0                         0.00%                           1.00%

      , (b) in respect of the Swing Line Facility, (i) for the period from the Effective Date to the date of delivery of quarterly financials for the fiscal quarter ending June 30, 2006 pursuant to Section 5.03(c), 0.50% per annum or such other rate as shall be agreed upon between the Borrower and the Swing Line Bank and (ii) thereafter, a percentage per annum determined by reference to the Leverage Ratio as set forth above for Base Rate Advances or such other rate as shall be agreed upon between the Borrower and the Swing Line Bank and (c) in respect of the Term B Facility,

      0.50% per annum for Base Rate Advances and 1.50% per annum for Eurodollar Rate Advances. For any time after the date of delivery of quarterly financials for the fiscal quarter ending June 30, 2006 pursuant to Section 5.03(c), the Applicable Margin for each Base Rate Advance in respect of the Term A Facility, the Revolving Credit Facility and the Swing Line Facility (unless otherwise agreed upon) shall be determined by reference to the Leverage Ratio in effect on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable, and the Applicable Margin for each Eurodollar Rate Advance in respect of the Term A Facility and the Revolving Credit Facility shall be determined by reference to the Leverage Ratio in effect on the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Leverage Ratio and (B) the Applicable Margin shall be at Level I (in the case of the Term A Facility, the Revolving Credit Facility and the Swing Line Facility) for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

            "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time,
      (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

            "APPROVED FUND" means any Fund that is administered or managed by
      (i) a Lender Party, (ii) an Affiliate of a Lender Party or (iii) an entity or an Affiliate of an entity that administers or manages a Lender Party.

            "ARRANGERS" means each of Citigroup Global Markets Inc., Merrill Lynch Capital Corporation, UBS Securities LLC and J.P. Morgan Securities Inc.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of "ELIGIBLE ASSIGNEE"), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

            "ASSUMING LENDER" has the meaning specified in Section 2.17(d).

            "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by the
            Administrative Agent in New York, New York, from time to time, as the Administrative Agent's prime rate; and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "BNY" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

            "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

            "BROKER-DEALER SUBSIDIARY" means any Subsidiary of any Loan Party that is a "registered broker and/or dealer" under the Securities Exchange Act or under any similar foreign law or regulatory regime established for the registration of brokers and/or dealers of securities.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including payment Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset, (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed by the lessor, sublessor or sublessee, (iii) expenditures of proceeds (including Net Cash Proceeds) of any asset sale permitted under Section 5.02(e), and (iv) with respect to any purchase or acquisition of all of the Equity Interests of a Person or all or substantially all of the property or assets of a Person or business line of a Person, (A) the purchase price thereof and (B) any Capital Expenditures expended by the seller or entity to be acquired in connection with such purchase or acquisition prior to the date thereof.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having an average maturity of not greater than 270 days (but in no event longer than 2 years) from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause
      (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500,000,000, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market funds that are registered under the Investment Company Act of 1940, as amended, that are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P and at least 95% of the portfolios of which are Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition, (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000, (f) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturity within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (g) repurchase obligations with a term of not more than 2 years underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (h) investments in auction rate securities or similar securities with a rating of AA and a maximum holding period of 90 days, for which the reset date will be used to determine the potential maturity date.

            "CASH REPURCHASE" has the meaning specified in Section
      5.02(g)(viii).

            "CFC" means an entity that is a controlled foreign corporation of the Borrower under Section 957 of the Internal Revenue Code.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
      (a) other than by virtue of the exercise of collective voting rights of the TD Shareholders and the R Parties under the Stockholders Agreement, the TD Shareholders or the R Parties shall have (i) acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, or
      (ii) acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control of, in either case, Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing more than 45% (or, with respect to the TD Shareholders, such higher "TD Ownership Limitation Percentage" (as defined in the Stockholders Agreement) as TD shall have obtained as contemplated by the definition of "TD Ownership Limitation Percentage" or as permitted pursuant to Section 2.1(b) of the Stockholders Agreement) of the combined voting power of all Voting Interests of the Borrower, provided that prior to termination of TD's obligations under Section 2.1(a) of the Stockholders Agreement, in the event that TD shall have obtained securities in excess of the TD Ownership Limitation Percentage in compliance with Section 2.1(c) of the Stockholders Agreement, such event shall not constitute a "Change of Control" for purposes hereof; provided that "Stockholders Agreement" referenced in this clause (a) shall mean the Stockholders Agreement in effect as of the date hereof; (b) any Person or two or more Persons acting in concert (other than the TD Shareholders and the R Parties) shall have (i) acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange

      Commission under the Securities Exchange Act), directly or indirectly, or
      (ii) acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control of, in either case, Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing more than 35% of the combined voting power of all Voting Interests of the Borrower; or (c) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower. "TD SHAREHOLDERS" means The Toronto-Dominion Bank and its Subsidiaries. "R PARTIES" has the meaning set forth in the Stockholders Agreement. "CONTINUING DIRECTORS" means the directors of the Borrower after giving effect to the Acquisition and each other director if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by (a) the Seller solely pursuant to the Stockholders Agreement, (b) the R Parties solely pursuant to the Stockholders Agreement or (c) at least a majority of the then Continuing Directors who are Outside Independent Directors (as defined in the Stockholders Agreement).

            "CNAI" has the meaning specified in the recital of parties to this Agreement.

            "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

            "COLLATERAL AGENT'S OFFICE" means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Agent as such Agent may from time to time specify to the Borrower and the Administrative Agent.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Intellectual Property Security Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(i), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

            "COMMITMENT DATE" has the meaning specified in Section 2.17(b).

            "COMMUNICATIONS" has the meaning specified in Section 9.02(b).

            "COMPANY" has the meaning specified in the Preliminary Statements.

            "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party designated in writing as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties or any of their Affiliates or their respective officers, directors, employees, agents or advisors unless such information shall be subject to confidentiality restrictions with a Loan Party of which the Agent or such Lender Party has knowledge.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONSOLIDATED EBITDA" means, for any period and with respect to any Person, Consolidated net income of such Person for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated net income, the sum of (i) Consolidated interest expense of such Person for such period, (ii) Consolidated income tax expense of such Person for such period, (iii) depreciation and amortization expense of such Person for such period, (iv) any other non-cash deductions, losses or charges made in determining Consolidated net income of such Person for such period (other than any deductions which require or represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), (v) transaction fees and costs associated with the Transaction in an aggregate amount not to exceed $25,000,000 and (vi) any restructuring charges arising from the Transaction (including, without limitation, severance costs, lease and contract termination expense) in an aggregate amount not to exceed $75,000,000 that are incurred within one year after the Effective Date, minus (b) without duplication and to the extent included in determining such Consolidated net income of such Person, any non-cash gains included in Consolidated net income of such Person for such period, minus (c) without duplication and to the extent included in determining such Consolidated net income of such Person, any extraordinary non-cash gains (or plus extraordinary non-cash losses, charges or expenses) for such period and any gains (or plus losses, charges or expenses) realized in connection with any disposition of property of such Person during such period, all determined on a Consolidated basis in accordance with GAAP.

            For the purposes of calculating Consolidated EBITDA for any Measurement Period pursuant to any determination of the Leverage Ratio,
      (i) if at any time during such Measurement period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Measurement Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Measurement Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Measurement Period and (ii) if during such Measurement Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Measurement Period; provided that, in the case of a Material Acquisition after the Effective Date, the Administrative Agent shall be furnished with audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of each entity being acquired (or if the acquisition is of a division or branch of a larger business or a group of businesses, the audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of such larger business or group of businesses, so long as the individual activities of the acquired entity are clearly reflected in such financial statements), reasonably satisfactory to the Administrative Agent in all respects, confirming such historical results. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $50,000,000; and "Material Disposition" means any sale, lease, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $50,000,000.

            "CONVERSION," "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment Obligations of such Person for the deferred purchase price of property or services (other than trade payables not more than 60 days past due incurred in the ordinary course of such Person's business), (c) all payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all payment Obligations of such Person as lessee under Capitalized Leases, (f) all payment Obligations of such Person as an account party under acceptance, letter of credit or similar facilities,
      (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all payment Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
      by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided that, if such Person has not assumed or otherwise become liable in respect of such Debt or other payment Obligations, such indebtedness or payment Obligations shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination.

            "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, without duplication, the sum of (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date and (b) all Obligations of such Person under acceptance, letter of credit or similar facilities at such date; provided that, with respect to the Borrower and its Subsidiaries, Debt for Borrowed Money shall exclude, to the extent otherwise included in the items in clause (a) or (b) above, (i) liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, and liabilities in respect of securities sold but not yet purchased, in each case incurred in the ordinary course of the "broker-dealer" business of the Broker-Dealer Subsidiaries, (ii) accounts payable and accrued liabilities in the ordinary course of business of the Borrower and its Subsidiaries, (iii) to the extent constituting an "effective" hedge in accordance with GAAP, prepaid variable forward derivative instruments and prepaid variable forward contract obligations,
      (iv) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit, (v) all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any of its Subsidiaries,
      (vi) Debt of the type otherwise permitted under clauses (ix), (x) (to the extent contractually agreed to be settled in the equity interests in the Borrower), (xii), (xiii) and (xvii) of Section 5.02(b) and (vii) upon TD Waterhouse becoming a Subsidiary of the Borrower, Debt of TD Waterhouse arising under the TD Waterhouse Note; provided, further that, with respect to Hedge Agreements, Debt for Borrowed Money shall include only net payment Obligations of such Person in respect of Hedge Agreements valued at the Agreement Value.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

            "DEFAULT INTEREST" has the meaning set forth in Section 2.07(b).

            "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
      (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) any Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or any Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EFFECTIVE DATE" has the meaning specified in Section 3.01.

            "ELIGIBLE ASSIGNEE" means (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) an Approved Fund; and (iv) any other Person (other than an individual) approved by (x) the Administrative Agent, (y) in the case of an assignment of a Revolving Credit Commitment, the Issuing Banks and the Swing Line Bank and (z) unless the primary syndication of the Term B Facility shall not have been completed as determined in the reasonable business judgment of the Lead Arranger or a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the
      conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
      Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "ESCROW BANK" has the meaning specified in Section 2.15(c).

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the average (rounded upwards, if necessary, to the nearest 1/100 of 1% per annum) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCESS CASH FLOW" means, for any period,

                  (a)   the sum of:

                        (i) Consolidated pretax net income (or loss) of the
                  Borrower and its Subsidiaries for such period plus

                        (ii) the aggregate amount of all non cash charges
                  deducted in arriving at such Consolidated pretax net income (or loss) less

                  (b)   the sum of:

                        (i) the aggregate amount of all non cash credits
                  included in arriving at such Consolidated net income (or loss) plus

                        (ii) the aggregate amount of Capital Expenditures of the
                  Borrower paid in cash during such period solely to the extent permitted by this Agreement plus

                        (iii) the aggregate amount of all regularly scheduled
                  principal payments of Funded Debt made during such period plus

                        (iv) the aggregate principal amount of all optional
                  prepayments of Funded Debt (other than Funded Debt that is revolving in nature) made during such period plus

                        (v) the aggregate principal amount of all mandatory
                  prepayments of the Term Facilities made during such period pursuant to Section 2.06(b)(ii) in respect of Net Cash Proceeds of the type described in clause (a) of the definition thereof to the extent that the applicable Net Cash Proceeds were taken into account in calculating such Consolidated net income (or loss) for such period plus

                        (vi) the aggregate amount of income, franchise and
                  similar taxes, as determined in accordance with GAAP, that are paid or payable in cash with respect to such period plus

                        (vii) to the extent included in the Consolidated net
                  pretax income (or loss) of the Borrower and its Subsidiaries for such period, the aggregate amount of all proceeds of any sale, lease transfer or other disposition of any assets not constituting Net Cash Proceeds pursuant to the first proviso to clause (a) of the definition of "Net Cash Proceeds" in
                  Section 1.01.

            "EXISTING ISSUING BANK" means First National Bank of Omaha in its capacity as an issuing bank with respect to the Existing Letter of Credit.

            "EXISTING LETTER OF CREDIT" means the letter of credit outstanding as of the Effective Date that was issued pursuant to the Third Amended and Restated Revolving Credit Agreement among the Borrower, First National Bank of Omaha, as agent, and the other lenders party thereto.

            "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person in respect of indemnity payments received in connection with the Acquisition.

            "FACILITY" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTERS" means (a) the arrangers fee letter dated December 15, 2005 between the Borrower and the Arrangers, as amended, (b) the sole lead arranger fee letter dated December 15, 2005 between the Borrower and the Lead Arranger, as amended and (c) the fee letter dated January 20, 2006 between the Borrower and BNY, as amended.

            "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the last Friday of September in any calendar year.

            "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "FUNDED DEBT" of any Person means Debt of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, excluding all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" has the meaning specified in Section 1.03.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, including, without limitation, any self-regulatory organization as defined in Section 3(a)(26) of the Securities Exchange Act, whether federal, state, provincial, territorial, local or foreign.

            "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

            "GUARANTEED DEBT" means, with respect to any Person, any payment Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the payment Obligation of a primary obligor, (b) the payment Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any payment Obligation of such Person, whether or not contingent,
      (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
      (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "GUARANTEED OBLIGATIONS" has the meaning specified in Section 8.01.

            "GUARANTORS" means the Subsidiaries of the Borrower listed on
      Schedule II hereto and each other Significant Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
      Section 5.01(i).

            "GUARANTY" means the guaranty of the Guarantors set forth in Article VIII, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(i), in each case as amended, amended and restated, modified or otherwise supplemented.

            "GUARANTY SUPPLEMENT" has the meaning specified in Section 8.05.

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "HEDGE BANK" means (a) any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement or (b) any counterparty to a Secured Hedge Agreement that was a Lender Party or Affiliate of a Lender Party at the time such Secured Hedge Agreement was entered into by such counterparty.

            "INCREASE DATE" has the meaning specified in Section 2.17(a).

            "INCREASING LENDER" has the meaning specified in Section 2.17(b).

            "INCREMENTAL REVOLVING CREDIT FACILITY" has the meaning specified in
      Section 2.17(a).

            "INCREMENTAL TERM FACILITY" has the meaning specified in Section 2.17(a).

            "INCREMENTAL FACILITY" means an Incremental Revolving Credit Facility or an Incremental Term Facility.

            "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

            "INFORMATION MEMORANDUM" means the information memorandum dated January, 2006 used by the Arrangers in connection with the syndication of the Commitments.

            "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

            "INITIAL ISSUING BANK" means the bank listed on the signature pages hereof as the Initial Issuing Bank.

            "INITIAL LENDER PARTIES" means the Initial Issuing Bank, the Initial Lenders and the Initial Swing Line Bank.

            "INITIAL LENDERS" means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

            "INITIAL PLEDGED DEBT" has the meaning specified in the Security Agreement.

            "INITIAL PLEDGED EQUITY" has the meaning specified in the Security Agreement.

            "INITIAL SWING LINE BANK" means the bank listed on the signature pages hereof as the Initial Swing Line Bank.

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INTELLECTUAL PROPERTY" of any Person means assets of such Person that are of any type described in Section 1(f) of the Security Agreement.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in the Security Agreement.

            "INTEREST COVERAGE RATIO" means, for any Measurement Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such Measurement Period to (b) Interest Expense of the Borrower and its Subsidiaries for such Measurement Period; provided that, for purposes of determining the amounts in clauses (a) and (b) above in the calculation of the Interest Coverage Ratio (i) for the Measurement Period ending June 30, 2006, the amount in clause (a) shall equal Consolidated EBITDA, and the amount in clause (b) shall equal Interest Expense, in each case of the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2006, multiplied by four, (ii) for the Measurement Period ending September 29, 2006, the amount in clause (a) shall equal Consolidated EBITDA, and the amount in clause (b) shall equal Interest Expense, in each case of the Borrower and its Subsidiaries for the two fiscal quarters ending September 29, 2006, multiplied by two and (iii) for the Measurement Period ending December

      31, 2006, the amount in clause (a) shall equal Consolidated EBITDA, and the amount in clause (b) shall equal Interest Expense, in each case of the Borrower and its Subsidiaries for the three fiscal quarters ending December 31, 2006, multiplied by 4/3.

            "INTEREST EXPENSE" means, for any Measurement Period of any Person, interest payable on all Debt for Borrowed Money of such Person during such period, in each case for or during such Measurement Period; provided that the amortization of original issue discount, the amortization of deferred financing, legal and accounting costs, and any interest expense on deferred compensation arrangements shall be excluded from the calculation of "Interest Expense" to the extent the same would have otherwise been included therein.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, with the prior consent of all Lenders of such Eurodollar Rate Advance, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVESTMENT" means any loan or advance to any Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of any Person, any capital contribution to any Person or any other direct or indirect investment in any Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs a payment Obligation constituting Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of any Person; provided that, for the avoidance of doubt, transactions in funds, securities or other property held or carried by the Borrower or any of its Subsidiaries for the benefit or account of any client or other Person shall not constitute "Investments".

            "INVESTMENT GRADE RATINGS" means the Borrower's Moody's Rating at Baa3 or higher and the Borrower's S&P Rating at BB- or higher, in each case with a stable or better outlook, it being understood that for purposes of Section 5.02, to the extent that any Lien, Debt, sale, transfer or other disposition of assets, purchase or other acquisition, Investment or Capital Expenditure shall have arisen or been created, incurred, assumed, consummated or made, in each case in compliance with the relevant provisions of Section 5.02 while the Investment Grade Ratings are maintained, such Lien, Debt, sale, transfer or other disposition of assets, purchase or other acquisition, Investment or Capital Expenditure shall continue to be permitted under Section 5.02 in the event that the Borrower shall cease to maintain the Investment Grade Ratings.

            "INVITED LENDER" has the meaning specified in Section 2.17(b).

            "ISDA MASTER AGREEMENT" means the Master Agreement
      (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

            "ISSUING BANKS" means the Initial Issuing Bank and, insofar as the Existing Letter of Credit is concerned, the Existing Issuing Bank, and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned by the Initial Issuing Bank or the Existing Issuing Bank pursuant to Section 9.07, if any, so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Existing Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "L/C DISBURSEMENT" means a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

            "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(e)(ii).

            "LC COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "LC PAYMENT DATE" has the meaning specified in Section 2.04(e)(i).

            "LEAD ARRANGER" means Citigroup Global Markets Inc.

            "LENDER PARTY" means any Lender, any Issuing Bank or the Swing Line Bank.

            "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

            "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time as such amount may be reduced at or prior to such time pursuant to Section 2.05. The initial Letter of Credit Facility shall be $75,000,000.

            "LETTERS OF CREDIT" has the meaning specified in Section 2.01(e).

            "LEVERAGE RATIO" means, at any date of determination, the ratio of
      (a) Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries at such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period; provided that, for purposes of determining the amount in clause (b) in the calculation of the Leverage Ratio (i) for the Measurement Period ending June 30, 2006, such amount for the Measurement Period then ending shall equal Consolidated EBITDA of the Borrower and its Subsidiaries for the fiscal quarter then ending multiplied by four, (ii) for the Measurement Period ending September 29, 2006, such amount for the Measurement Period then ending shall equal Consolidated EBITDA of the Borrower and its Subsidiaries for the two fiscal quarters then ending multiplied by two and
      (iii) for the Measurement Period ending December 31, 2006, such amount for the Measurement Period then ending shall equal Consolidated EBITDA of the Borrower and its Subsidiaries for the three fiscal quarters then ending multiplied by 4/3.

            "LIEN" means any lien, security interest or other charge of any kind, or any other type of preferential arrangement intended to have the effect of a lien or security interest, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letters and (vi) each Letter of Credit Agreement, in each case as amended, restated, supplemented or otherwise modified.

            "LOAN PARTIES" means the Borrower and the Guarantors.

            "MATERIAL ADVERSE CHANGE" means any event that could reasonably be expected to have a material adverse effect on (a) the business, financial condition, or results of operations of the Borrower and its Subsidiaries, taken as a whole, since September 30, 2005, (b) the rights and remedies of the Lenders under any Loan Document or (c) the ability of the Borrower and the

      Guarantors, taken as a whole, to perform their obligations under any Loan Document (any such effect being a "MATERIAL ADVERSE EFFECT").

            "MAXIMUM AMOUNT" means, at any time during any Test Period, an amount equal to, if the Leverage Ratio at such time is (a) greater than or equal to 1.00:1.00, 50% of the portion of Excess Cash Flow for the Prior Fiscal Year that is not subject to prepayment of the Advances under
      Section 2.06(b)(i) or (b) otherwise, 100% of the portion of Excess Cash Flow for the Prior Fiscal Year that is not subject to prepayment of the Advances under Section 2.06(b)(i).

            "MEASUREMENT PERIOD" means, except as otherwise expressly provided herein, each period of four consecutive fiscal quarters of the Borrower.

            "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

            "MOODY'S RATING" means, at any time with respect to any Person, the rating issued by Moody's and then in effect with respect to such Person's senior unsecured long-term debt securities without third party credit enhancement.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NET CASH PROCEEDS" means, (a) with respect to any sale, lease, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clauses (i) through (x) of Section 5.02(e)), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale, lease, transfer or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and that is required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or its Subsidiaries, (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith and (D) the amount of any reserves established by the Borrower or any of its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated by the Borrower to be payable within 365 days after such event as a result of such event (it being understood that upon the reversal (without the satisfaction of any applicable liabilities or obligations in cash in a corresponding amount) of any such reserve or, if such liabilities or obligations have not been satisfied in cash and such reserve not reversed within 365 days after such event, the amount of such reserve shall constitute Net Cash Proceeds); provided, however, that Net Cash Proceeds from any such sale, lease, transfer or other disposition shall not include any such amounts (1) that are, in the aggregate with all other Net Cash Proceeds received within the preceding twelve-month period, less than $10,000,000 and/or (2) to the extent such amounts (x) are committed to be reinvested in capital assets used or useful in the business of the Borrower and its Subsidiaries within 12 months after the date of such sale, lease, transfer or other disposition and (y) are so reinvested within 18 months after the date of such sale, lease, transfer or other disposition; provided, further, that Net Cash Proceeds shall not include the net cash proceeds from any such transaction to the extent the aggregate amount of such proceeds does not exceed $5,000,000.

            (b) with respect to the incurrence or issuance of any Debt by the Borrower or any of its Subsidiaries (other than Debt permitted to be incurred or issued pursuant to clauses (i) through (xix) of Section 5.02(b)), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by the Borrower or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

            (c) with respect to any Extraordinary Receipt that is not otherwise included in clauses (a) or (b) above, the excess of (i) the sum of the cash and Cash Equivalents received in connection therewith over (ii) all payments used or reasonably estimated to be used to reimburse or indemnify third parties, provided, however, that Net Cash Proceeds shall not include any such Extraordinary Receipt to the extent the amount thereof, together with all other Extraordinary Receipts received within the preceding twelve-month period, shall be less than $10,000,000.

            "NON-SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date and to be repaid on the Effective Date.

            "NON-US BROKER-DEALER SUBSIDIARIES" means Broker-Dealer Subsidiaries that are not US Broker-Dealer Subsidiaries.

            "NOTE" means a Term A Note, a Term B Note or a Revolving Credit
      Note.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

            "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(e).

            "NOTICE OF SWING LINE BORROWING" has the meaning specified in
      Section 2.02(b).

            "NOTICE OF TERMINATION" has the meaning specified in Section
      2.01(e).

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OPEN YEAR" has the meaning specified in Section 4.01(r)(ii).

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for unpaid utilities and for taxes, assessments and governmental charges or levies to the extent not yet due or otherwise not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as landlords', materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently prosecuted and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance or other social security or employment laws or regulations or similar legislation or to secure public, statutory or regulatory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory or regulatory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments for the payment of money not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments, (f) easements, rights of way, covenants, zoning, use restrictions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes and (g) any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Significant Subsidiaries.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PLATFORM" has the meaning specified in Section 9.02(b).

            "PLEDGED DEBT" has the meaning specified in the Security Agreement.

            "POST PETITION INTEREST" has the meaning specified in Section 8.06.

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such

      Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PRIOR FISCAL YEAR" has the meaning set forth in the definition of "Test Period".

            "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

            "PURCHASE AGREEMENT" has the meaning specified in Section 3.01(d).

            "REDEEMABLE" means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "REFERENCE BANKS" means CNAI, BNY and JPMorgan Chase Bank, N.A.

            "REGISTER" has the meaning specified in Section 9.07(d).

            "REGULATORY NET CAPITAL " of any Person means the amount of net capital held by such Person as a broker-dealer under Section 15(c)(3) of the Securities Exchange Act and regulations promulgated thereunder.

            "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "RESPONSIBLE OFFICER" means the Chief Financial Officer or Treasurer of the Borrower.

            "RESTRICTED PAYMENT" has the meaning specified in Section 5.02(g).

            "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(c).

            "REVOLVING CREDIT BORROWING" means a borrowing (other than a Conversion) consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

            "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

            "S&P RATING" means, at any time with respect to any Person, the rating issued by S&P and then in effect with respect to such Person's senior unsecured long-term debt securities without third party credit enhancement.

            "SEC REPORTS" means (i) the Annual Report of the Borrower on Form 10-K for the Fiscal Year ended September 30, 2005 filed with the Securities and Exchange Commission on December 14, 2005, (ii) the Borrower's definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2005 and (iii) the Borrower's current Reports on Form 8-K filed with the Securities and Exchange Commission prior to the date hereof.

            "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in Section 3 of the Security Agreement.

            "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

            "SECURITY AGREEMENT" has the meaning specified in Section
      3.01(a)(ii).

            "SECURITIES EXCHANGE ACT" means Securities Exchange Act of 1934, as amended from time to time.

            "SELLER" has the meaning specified in the Preliminary Statements.

            "SIGNIFICANT SUBSIDIARY" means, at any time, (a) a Subsidiary of the Borrower having total shareholders' equity at such time (determined as of the last day of the most recently completed Measurement Period) equal to at least $20,000,000, (b) for so long as such Person shall be a Subsidiary of the Borrower, Ameritrade IP Company, Inc., a Delaware corporation, and ThinkTech, Inc., a Delaware corporation and (c) except for any Subsidiary that owns less than $10,000,000 in market value of Intellectual Property, any other Subsidiary of the Borrower that owns any Intellectual Property.

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under
      Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SPECIAL DIVIDEND" has the meaning specified in the Preliminary Statements.

            "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated as of June 22, 2005, among the Borrower, the stockholders of the Borrower party thereto and the Seller, as amended, restated, supplemented or otherwise modified from time to time.

            "SUBORDINATED OBLIGATIONS" has the meaning specified in Section
      8.06.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided that solely for purposes of Section 4.01(a), "Subsidiaries" referred to therein shall not include any Subsidiary that is specified on Schedule 4.01(c) as a Subsidiary that is in the process of being liquidated or dissolved as of the Effective Date.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 7.01(c).

            "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries, other than Debt described in clauses (i), (ii), (iv) and (v) of the first proviso to the definition of "Debt for

      Borrowed Money" and Debt of the type permitted under Section 5.02(b)(xiii), outstanding immediately before and after giving effect to the Initial Extension of Credit.

            "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

            "SWING LINE BANK" means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

            "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

            "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on
      Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into one or more Assignment and Acceptances, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Bank's "Swing Line Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "SWING LINE FACILITY" means, at any time, an amount equal to the amount of the Swing Line Bank's Swing Line Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section
      2.05. The initial Swing Line Facility shall be $50,000,000.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TD WATERHOUSE" has the meaning specified in the Preliminary Statements.

            "TD WATERHOUSE NOTE" means that certain promissory note, dated as of January 19, 2006, issued by TD Waterhouse in favor of Toronto Dominion (Texas) LLC in the original aggregate principal amount of $270,000,000 for purposes of the net worth adjustment under Section 1.3 of the Purchase Agreement.

            "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

            "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one of more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term A Commitment".

            "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "TERM A LENDER" means any Lender that has a Term A Commitment.

            "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

            "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

            "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term B Commitment".

            "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "TERM B LENDER" means any Lender that has a Term B Commitment.

            "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender, as amended.

            "TERM FACILITIES" means the Term A Facility and Term B Facility.

            "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Swing Line Commitment, pursuant to Section 2.05 or 6.01 and (b)(i) for purposes of the Revolving Credit Facility, the Swing Line Facility and the Letter of Credit Facility, December 31, 2010, (ii) for purposes of the Term A Facility, December 31, 2011 and (iii) for purposes of the Term B Facility, December 31, 2012.

            "TEST PERIOD" means, with respect to any Fiscal Year, the period that begins on (but excluding) the 120th day following the end of the immediately preceding Fiscal Year and ends on (and including) the 120th day following the end of such Fiscal Year; and with respect to any such Test Period, the "PRIOR FISCAL YEAR" shall mean such immediately preceding Fiscal Year.

            "TITLED AGENTS" means each of the Co-Syndication Agents and the Documentation Agent and their respective successors and permitted assigns.

            "TRANSACTION" means the Acquisition, the Special Dividend and the other transactions contemplated by the Transaction Documents.

            "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Purchase Agreement.

            "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

            "US BROKER-DEALER SUBSIDIARY" means any Subsidiary of any Loan Party that is a "registered broker and/or dealer" under the Securities Exchange Act.

            "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products of (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, multiplied by (ii) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

      SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding." References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

      SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"); provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Required Lenders or the Administrative Agent shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and IX) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

      SECTION 1.05. Pro Forma Calculations. All pro forma computations required to be made hereunder (other than those reflecting pro forma adjustments for the Transaction to occur on or about the Effective Date) giving effect to any acquisition, investment, sale, disposition, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

      SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit

Commitment in effect from time to time, the Borrower may borrow under this
Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(c).

            (d) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Bank's Swing Line Commitment at such time and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made as a Base Rate Advance or shall bear interest at a rate otherwise mutually agreed upon between the Borrower and the Swing Line Bank. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this
Section 2.01(d), repay pursuant to Section 2.04(d) and reborrow under this
Section 2.01(d). Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Advance in an amount equal to such Lender's Pro Rata Share of such Swing Line Advance.

            (e) The Letters of Credit. The Existing Issuing Bank, the Lenders and the Borrower agree that effective as of the Effective Date, the Existing Letter of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement. Each Issuing Bank (other than the Existing Issuing Bank) agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (together with the Existing Letter of Credit, the "LETTERS OF CREDIT") in U.S. Dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including an expiration date resulting from any automatic renewal of the previous expiration date or otherwise from the exercise of any rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a "NOTICE OF TERMINATION"); provided that the terms of each Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination,
(y) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of

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                                       30

Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e). Notwithstanding anything to the contrary contained herein or in the Existing Letter of Credit (including any automatic renewal provision), the Existing Letter of Credit may not be renewed after the Effective Date and shall expire on the expiration date in effect as of the Effective Date without giving effect to any renewal of the Existing Letter of Credit.

      SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic communication. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed promptly in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will promptly make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances outstanding at such time, together with interest accrued and unpaid thereon to and as of such date.

            (b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed promptly in writing, or by telecopier or electronic communication, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will promptly make the amount of the requested Swing Line Advance available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will promptly make such funds available to the Borrower by crediting the Borrower's Account. No Swing Line Borrowing may be made after the date that occurs seven Business Days prior to the Termination Date for the Revolving Credit Facility.

            (ii) The Swing Line Bank may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Bank to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Advances then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in
Section 3.02. The Swing Line Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same date funds, not later than 11:00 A.M. on the day specified in such Notice of Borrowing.

            (iii) If for any reason any Swing Line Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(b)(ii), the request for Base Rate Advances submitted by the Swing Line Bank as set forth in
Section 2.02(b)(ii) shall be deemed to be a request by the Swing Line Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Bank pursuant to Section 2.02(b)(ii) shall be deemed payment in respect of such participation.

            (iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date specified in the applicable Notice of Borrowing delivered by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

            (v) Each Revolving Credit Lender's obligation to make Revolving Credit Advances or to purchase and fund risk participations in Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence of continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Advances (but not its obligation to purchase and fund risk participations in Swing Line Advances) pursuant to this Section 2.02(b) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Advances, together with interest as provided herein.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) the Term A Advances may not be outstanding as part of more than five separate Borrowings, the Term B Advances may not be outstanding as part of more than eight separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than five separate Borrowings.

            (d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense (but not lost profits) incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (but excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later date and time as the Administrative Agent and the relevant Issuing Bank may agree in their sole discretion), by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed promptly in writing, or by telecopier or electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may reasonably specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. Upon request from the Administrative Agent or the Borrower, Issuing Bank shall promptly furnish to the Administrative Agent or the Borrower, as the case may be, a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding calendar month and drawings during such month (or such other period as shall have been reasonably requested) under all Letters of Credit and/or setting forth the average daily aggregate Available Amount during the preceding calendar quarter (or such other period as shall have been reasonably requested) of all Letters of Credit.

            (c) Participations in Letters of Credit. Upon the issuance of a Letter of Credit by any Issuing Bank under Section 2.03(a) or the deemed issuance of the Existing Letter of Credit under Section 2.01(e), such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by such Issuing Bank, if such L/C Disbursement is not repaid with Revolving Credit Advances pursuant to Section 2.03(d)(ii) and if such L/C Disbursement is not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(e), by making available on such due date for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(e) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Drawing and Reimbursement. (i) The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

            (ii) (A) Upon any L/C Disbursement by any Issuing Bank in respect of a draft drawn under any Letter of Credit, unless otherwise repaid by the Borrower on the applicable LC Payment Date, the Borrower shall be deemed to request (and such Issuing Bank is hereby irrevocably authorized by the Borrower to request on its behalf) that each Revolving Credit Lender make a Base Rate Advance on such Business Day in an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Such request shall be deemed to be a Notice of Borrowing for purposes under this clause (ii) and
      Section 3.02. Each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of such L/C Disbursement by making available on the date of such L/C Disbursement for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement.

            (B) If for any reason any L/C Disbursement cannot be refinanced by a Base Rate Advance as contemplated by Section 2.03(d)(ii)(A), the request for Base Rate Advances submitted by the Issuing Bank as set forth in
      Section 2.03(d)(ii)(A) shall be deemed to be a request by the Issuing Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant L/C Disbursement and each Revolving Credit Lender's payment to the Issuing Bank (or to the Administrative Agent for the account of the Issuing Bank) pursuant to Section 2.03(d)(ii)(A) shall be deemed payment in respect of such participation.

            (C) Each Revolving Credit Lender's obligation to make Base Rate Advances or to purchase and fund risk participations in L/C Disbursements pursuant to this Section 2.03(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever, (2) the occurrence of continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Base Rate Advances (but not its obligation to purchase and fund risk participations in L/C Disbursements) pursuant to this
      Section 2.03(d) is subject to satisfaction of the conditions set forth in
      Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay L/C Disbursements, together with interest as provided herein.

            (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

      SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

      Date                                        Amount
------------------                             -----------
June 30, 2006                                  $ 6,250,000
September 29, 2006                             $ 6,250,000
December 31, 2006                              $ 6,250,000
March 30, 2007                                 $ 6,250,000
June 29, 2007                                  $ 6,250,000
September 28, 2007                             $ 6,250,000
December 31, 2007                              $ 6,250,000
March 28, 2008                                 $ 9,375,000
June 27, 2008                                  $ 9,375,000
September 26, 2008                             $ 9,375,000
December 31, 2008                              $ 9,375,000
March 27, 2009                                 $ 9,375,000
June 26, 2009                                  $ 9,375,000
September 25, 2009                             $ 9,375,000
December 31, 2009                              $ 9,375,000
March 26, 2010                                 $15,625,000
June 25, 2010                                  $15,625,000
September 24, 2010                             $15,625,000
December 31, 2010                              $15,625,000

March 25, 2011                                 $15,625,000
June 24, 2011                                  $15,625,000
September 30, 2011                             $15,625,000
December 31, 2011                              $21,875,000

provided, however, that the final principal installment shall be repaid on December 31, 2011 and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

            (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

      Date                                 Amount
-------------------                    --------------
June 30, 2006                          $    4,125,000
September 29, 2006                     $    4,125,000
December 31, 2006                      $    4,125,000
March 30, 2007                         $    4,125,000
June 29, 2007                          $    4,125,000
September 28, 2007                     $    4,125,000
December 31, 2007                      $    4,125,000
March 28, 2008                         $    4,125,000
June 27, 2008                          $    4,125,000
September 26, 2008                     $    4,125,000
December 31, 2008                      $    4,125,000
March 27, 2009                         $    4,125,000
June 26, 2009                          $    4,125,000
September 25, 2009                     $    4,125,000
December 31, 2009                      $    4,125,000
March 26, 2010                         $    4,125,000
June 25, 2010                          $    4,125,000
September 24, 2010                     $    4,125,000
December 31, 2010                      $    4,125,000
March 25, 2011                         $    4,125,000
June 24, 2011                          $    4,125,000
September 30, 2011                     $    4,125,000
December 31, 2011                      $    4,125,000
March 30, 2012                         $    4,125,000
June 29, 2012                          $    4,125,000
September 28, 2012                     $    4,125,000
December 31, 2012                      $1,542,750,000

provided, however, that the final principal installment shall be repaid on December 31, 2012 and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

            (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of (x) the date of demand, if such demand shall be received by the Borrower prior to 1:00 P.M. on any Business Day, or the Business Day immediately following such date of demand, if such demand shall be received by the Borrower after 1:00 P.M. on any Business Day (such due date of payment being the "LC PAYMENT DATE") and (y) the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them; provided that upon any L/C Disbursement by any Issuing Bank in respect of a draft drawn under any Letter of Credit, unless otherwise repaid by the Borrower on or before the applicable LC Payment Date, the Letter of Credit Advance owing to such Issuing Bank in respect of such L/C Disbursement shall be repaid in full with a Revolving Credit Borrowing consisting of Base Rate Advances made on the applicable LC Payment Date in accordance with Section 2.03(d)(ii).

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

      SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility, the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) on the date of prepayment in the case of Base Rate Advances and (ii) on the third Business Day prior to the date of prepayment in the case of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given it shall be deemed irrevocable and the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment of Term A Advances or Term B Advances shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and each partial prepayment of Revolving Credit Advances shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term A Advances or Term B Advances shall be applied to the installments thereof as determined by the Borrower.

            (b) Mandatory. (i) The Borrower shall, on or prior to the 120th day following the end of each Fiscal Year, first prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the LC Collateral Account in an aggregate amount equal to, (A) at any time when the Leverage Ratio is greater than or equal to 3.00:1.00, 50% of the amount of Excess Cash Flow for such Fiscal Year, (B) at any time when the Leverage Ratio is greater than or equal to 1.75:1.00 and less than 3.00:1.00, 25% of the amount of Excess Cash Flow for such Fiscal Year and (C) at any time when the Leverage Ratio is less than 1.75:1.00, 0% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied first to each of the Term Facilities on a pro rata basis and in the case of the Term A Facility, to the installments of the Term Facility on a pro rata basis and in the case of the Term B Facility, to the installments of the Term B Facility selected by the Borrower and second to the Revolving Credit Facility as set forth in clause (v) below.

            (ii) The Borrower shall, within three Business Days after the date of receipt of any Net Cash Proceeds by any Loan Party or any of its Subsidiaries first prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and then deposit an amount in the LC Collateral Account in an aggregate amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first to each of the Term Facilities on a pro rata basis and in the case of the Term A Facility, to the installments of the Term Facility on a pro rata basis and in the case of the Term B Facility, to the installments of the Term B Facility selected by the Borrower and second to the Revolving Credit Facility as set forth in clause (v) below.

            (iii) The Borrower shall, on each Business Day, first prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and then deposit an amount in the LC Collateral Account in an aggregate amount equal to the amount by which (A) the sum of the aggregate principal amount of
(x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the LC Collateral Account an amount sufficient to cause the aggregate amount on deposit in the LC Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) Prepayments of the Revolving Credit Facility made pursuant to clauses (i) through (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the LC Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or
(ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the LC Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable. If on any date the amount on deposit in the LC Collateral Account shall exceed the aggregate Available Amount of all Letters of Credit then outstanding, if no Event of Default shall have occurred and be continuing as of such date, such excess amount shall promptly be deposited by the Administrative Agent to the Borrower's Account.

            (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c). If any payment of Eurodollar Rate Advances otherwise required to be made under this
Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrower may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

      SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower ending in March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the last day (subject to the last proviso to the definition "Applicable Margin") of the most recently completed fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.03(b) or (c), as applicable, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest ("DEFAULT INTEREST") on (i) the overdue principal amount of each Advance and any other overdue amount owing under the Loan Documents to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (i) of Section 2.07(a).

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period," the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

      SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date in respect of the Revolving Credit Facility, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower ending in March, June, September and December, commencing March 31, 2006, and on the Termination Date, at the rate of 0.375% per annum on the average daily Unused Revolving Credit Commitment of such Lender during such quarter; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each fiscal quarter of the Borrower ending in March, June, September and December, commencing March 31, 2006, and on the Termination Date in respect of the Letter of Credit Facility, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

            (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed in writing between the Borrower and such Agent.

      SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on (x) the third Business Day prior to the date of the proposed Conversion of Advances from Base Rate Advances to Eurodollar Rate Advances and (y) the first Business Day prior to the date of the proposed Conversion of Advances from Eurodollar Rate Advances to Base Rate Advances and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that the Borrower shall pay any amounts owing pursuant to Section 9.04(c) in connection with any Conversion of Eurodollar Rate Advances into Base Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Default under Section 6.01(a), (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the Effective Date or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the Effective Date, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within three Business Days after any demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided that (i) the Borrower shall not be required to compensate a Lender Party for costs under this
Section 2.10(a) arising more than 180 days prior to the date that such Lender Party notifies the Borrower of the event giving rise to such costs and of such Lender Party's intention to claim compensation therefor and (ii) if the event giving rise to such costs is retroactive, then the 180-day period referred to in clause (i) shall be extended to include the period of retroactive effect thereof; provided further that each Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the Effective Date affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar Guaranteed Debts), then, within three Business Days of any demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit; provided that (i) the Borrower shall not be required to compensate a Lender Party for increased capital under this Section 2.10(b) arising more than 180 days prior to the date that such Lender Party notifies the Borrower of the event giving rise to such costs and of such Lender Party's intention to claim compensation therefor and (ii) if the event giving rise to such increased capital is retroactive, then the 180-day period referred to in clause (i) shall be extended to include the period of retroactive effect thereof. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error; provided further that each Lender Party claiming additional amounts under this Section 2.10(b) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to mitigate the amount of such increased amounts to the extent that such efforts would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist and any Notice of Borrowing or notice of Conversion given by the Borrower with respect to Eurodollar Rate Advances which have not yet been incurred (including by way of Conversion) shall be deemed rescinded by the Borrower.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such

Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (e) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, upon notice to the Borrower, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's pro rata share of the sum of (i) the aggregate principal amount of all Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party, and, in the case of the Term Facilities, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.

      SECTION 2.12. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall

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                                       44

net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

            (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a "bank" as described in
Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue
Code), Internal Revenue Service Form

W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party that has certified that it is not a "bank" as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) If the Administrative Agent or any Lender Party determines, in its sole discretion, that it has finally and irrevocably received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the appropriate Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 2.12 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender Party, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender Party in the event the Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. This section shall not be construed to require the Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

            (h) Each Lender shall notify the Borrower of any event occurring after the Effective Date entitling such Lender to compensation under this
Section 2.12 as promptly as practicable, but in any event within 180 days, after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable under this
Section 2.12, not be entitled to payment for penalty and interest incurred more than 180 days prior to the date that such Lender does give such notice.

      SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; and provided further that, so long as the Advances shall not have become due and payable pursuant to Section 6.01, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Loan Parties agree that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

      SECTION 2.14. Use of Proceeds. The proceeds of the Term Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to pay to the Special Dividend, pay transaction fees and expenses in connection with the Acquisition and refinance Non-Surviving Debt. The proceeds of the Revolving Credit Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to fund working capital needs and for general corporate purposes of the Borrower and its Subsidiaries.

      SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties in the following order of priority:

            (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

            (ii) second, to the Issuing Banks and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Banks and the Swing Line Bank; and

            (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b) shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to

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                                       48

be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection
(c) shall be deposited by the Administrative Agent in an account with Citibank, N.A. or another commercial bank selected by the Administrative Agent (the "ESCROW BANK"), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

            (ii) second, to the Issuing Banks and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Bank;

            (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

      SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative

Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term A Note and a Term B Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term A Advances and the Term B Advances, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

      SECTION 2.17. Incremental Facilities. (a) The Borrower may, at any time prior to December 31, 2008, by notice to the Administrative Agent, request an increase in the Revolving Credit Facility (each such facility increase being an "INCREMENTAL REVOLVING CREDIT FACILITY") or an increase in the Term B Facility or a new term loan facility (each such facility increase or new term loan facility being an "INCREMENTAL TERM FACILITY") in an aggregate principal amount not to exceed $750,000,000 for all Incremental Facilities, each of which to be effective as of a date that is at least 360 days prior to the scheduled Termination Date then in effect in respect of (x) the Revolving Credit Facility in the case of an Incremental Revolving Credit Facility and (y) the Term B Facility in the case of an Incremental Term Facility (such date for each such Incremental Facility, the "INCREASE DATE"), as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall any Incremental Facility be in a principal amount of less than $100,000,000 (or such lesser amount as shall be approved by the Administrative Agent) nor shall the aggregate amount of all Incremental Facilities exceed $750,000,000; (ii) there shall be no more than three Incremental Facilities (or such greater number as shall be approved by the Administrative Agent); (iii) on the Increase Date, the applicable conditions set forth in Section 3.02 and in clause (d) of this
Section 2.17 shall be satisfied; (iv) as of the last day of the fiscal quarter of the Borrower immediately preceding the Increase Date, after giving pro forma effect to any such Incremental Facility and other customary and appropriate pro forma adjustment events, including any acquisitions or dispositions or repayment of Debt after the beginning of such fiscal quarter but prior to or simultaneous with the borrowing in respect of such Incremental Facility, the Borrower shall be in pro forma compliance with all financial covenants set forth in Section 5.04; (v) on the Increase Date, after giving pro forma effect to any such Incremental Facility, no Default shall have occurred and be continuing; (vi) each Incremental Facility shall have a maturity date that is no earlier than the scheduled Termination Date in respect of the Term B Facility (but may have nominal amortization prior to such Termination Date so long as the Weighted Average Life to Maturity of such Incremental Facility is no shorter than the weighted average life to maturity of the then-remaining Advances under the Term B Facility); (vii) the interest rates and amortization schedule applicable to any Incremental Facility shall be determined by the Borrower and the relevant lenders thereunder; (viii) any Incremental Term Facility shall be treated like the Term B Advances, and any Incremental Revolving Credit Facility shall be treated like the Revolving Credit Advances, in each case in terms of sharing of prepayments and other appropriate provisions; (ix) all other terms and conditions of each Incremental Facility to the extent not consistent with the terms and conditions of the Term Facilities or the Revolving Credit Facility, as the case may be, shall be reasonably satisfactory to the Administrative Agent and, so long as the Lead Arranger or any of its Affiliates shall be a Secured Party (except as permitted by clauses (vi) and (vii) above); and (xi) notwithstanding any other provision of any Loan Document (including, without limitation, Section 9.01), the Loan Documents may be amended by the Administrative Agent and the Borrower, if necessary, to provide for terms applicable to each Incremental Facility consistent with the terms hereof.

            (b) The Administrative Agent shall promptly notify Lenders selected by the Borrower in consultation with the Administrative Agent and/or one or more Eligible Assignees (each an "INVITED LENDER") of a request by the Borrower for an Incremental Facility, which notice shall include (i) the proposed amount of such requested Incremental Facility, (ii) the proposed Increase Date and (iii) the date by which the Invited Lenders wishing to participate in the Incremental Facility must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Invited Lender that is willing to participate in the requested Incremental Facility (each an "INCREASING LENDER") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its applicable Commitment. If the Increasing Lenders notify the Administrative Agent that they are willing to participate in an Incremental Facility by an aggregate amount that exceeds the amount of the requested Incremental Facility, the requested Incremental Facility shall be allocated among the Increasing Lenders in such amounts as are agreed between the Borrower and the Administrative Agent.

            (c) Promptly following the applicable Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Increasing Lenders are willing to participate in the requested Incremental Facility.

            (d) On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Incremental Facility in accordance with Section 2.17(c) (each such Eligible Assignee, an "ASSUMING LENDER") shall become a Lender party to this Agreement as of the applicable Increase Date and the Commitment of each Increasing Lender for such Incremental Facility shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

                  (i) certified copies of resolutions of the Board of Directors
            (or other analogous governing body) of the Borrower approving the applicable Incremental Facility and the corresponding modifications to this Agreement and an opinion of counsel for the Borrower (which may be in-house counsel), addressing the due execution, authorization, delivery and enforceability of the documents evidencing such Incremental Facility and the absence of any violation of applicable law, constitutive documents or material contracts binding upon the Borrower, in a form reasonably satisfactory to the Administrative Agent;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent

            (each an "ASSUMPTION AGREEMENT"), duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 11:00 A.M. (New York City time), by telecopier, of the occurrence of the applicable Incremental Facility to be effected on the related Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                   ARTICLE III

                 CONDITIONS TO EFFECTIVENESS AND OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

      SECTION 3.01. Conditions Precedent. Section 2.01 of this Agreement shall become effective on and as of the first Business Day (the "EFFECTIVE DATE") on or before March 31, 2006 on which the following conditions precedent have been satisfied or waived (and the obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Effective Date):

            (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified):

                  (i) The Notes payable to the order of any Lender requesting the same pursuant to the terms of Section 2.16.

                  (ii) A security agreement in substantially the form of Exhibit
            D hereto (the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Initial Pledged Equity
                  referred to therein (to the extent certificated) accompanied by undated stock powers executed in blank and instruments evidencing the Initial Pledged Debt referred to therein (to the extent evidenced by instruments), indorsed in blank,

                        (B) proper financing statements in form appropriate for
                  filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, to the extent such Collateral may be perfected by filing under the Uniform Commercial Code,

                        (C) completed requests for information, dated on or
                  before the Effective Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                        (D) the Intellectual Property Security Agreement duly
                  executed by each Loan Party,

                        (E) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

                        (F) evidence of the insurance required by the terms of
                  the Security Agreement, and

                        (G) evidence that all other action that the Agents may
                  deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and consent agreements).

                  (iii) Certified copies of the Purchase Agreement, duly
            executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Agents shall request.

                  (iv) Certified copies of the resolutions of the Board of
            Directors (or similar constitutive body) of each Loan Party approving the financing transactions evidenced hereby and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate, limited liability company or other organizational action and governmental and other third party approvals and consents, if any, with respect to the financing transactions evidenced hereby and each Loan Document to which it is or is to be a party.

                  (v) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the charter (or similar constitutive document) of such Loan Party and each amendment thereto on file in such Secretary's office and
            (B) that (1) such amendments are the only amendments to such Loan Party's charter (or similar constitutive document) on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

                  (vi) A certificate of each Loan Party signed on behalf of such
            Loan Party by its President or a Vice President or its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective
            Date), certifying as to (A) the absence of any amendments to the charter (or similar constitutive document) of such Loan Party since the date of the Secretary of State's certificate referred to in
            Section 3.01(a)(v), (B) a true and correct copy of the bylaws (or similar constitutive document) of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Effective Date and (C) the due organization and, to the extent applicable, good standing or valid existence of such Loan Party organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party.

                  (vii) A certificate of the Chief Financial Officer of the
            Borrower, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (B) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (viii) A certificate of the Secretary or an Assistant
            Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party.

                  (ix) A certificate attesting to the Solvency of the Loan
            Parties, taken as a whole, before and after giving effect to the Transaction, from the Chief Financial Officer of the Borrower.

                  (x) Evidence of insurance naming the Collateral Agent as
            additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Collateral Agent.

                  (xi) A favorable opinion of Sidley Austin LLP, special counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as the Agents may reasonably request.

            (b) The Agents shall be reasonably satisfied that all Non-Surviving Debt has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated and that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Agents.

            (c) There shall have occurred no Material Adverse Change since September 30, 2005.

            (d) To the knowledge of the Borrower, except as set forth in the disclosure schedules under the Agreement of Sale and Purchase dated June 22, 2005 with respect to the Acquisition (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"), as in effect on the Effective Date, the absence of any change, or any event involving a prospective change, in the business, financial condition or results of operation of TD Waterhouse or any of the "Business Subsidiaries" (as defined in the Purchase Agreement as in effect on the Effective Date) which has had, or would reasonably be expected to have, individually or in the aggregate, a "Material Adverse Effect" (as defined in the Purchase Agreement as in effect on the Effective Date) on TD Waterhouse, since October 31, 2004;

            (e) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Agents) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Agents, in each case that restrains, prevents or imposes materially adverse conditions upon the financing transactions evidenced hereby or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (f) The Borrower shall have paid all accrued fees of the Agents and the Lenders due and payable pursuant to the Fee Letters and all accrued reasonable, out-of-pocket expenses of the Lead Arranger (including the accrued reasonable fees and expenses of Shearman & Sterling LLP and, to the extent reasonably required, local and special counsel with respect to collateral matters) to the extent invoices shall have been presented to the Borrower prior to the Effective Date with respect thereto.

            (g) The Acquisition shall have been consummated or shall be consummated simultaneously with or immediately following the Effective Date, or the Lead Arranger shall have received evidence reasonably satisfactory to the Lead Arranger that the Acquisition shall be consummated promptly following the Effective Date (in connection with which an escrow arrangement reasonably satisfactory to the Lead Arranger regarding the proceeds of the Advances shall have been made), in each case in accordance with the Purchase Agreement (and all other related documentation) last received by the Lead Arranger prior to December 15, 2005 without amendment, modification or waiver thereof that is materially adverse to the Lenders or is otherwise consented to by the Lead Arranger.

      SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

            (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

            (b) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

      SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and (to the extent applicable in the jurisdiction of its formation) in good standing under the laws of the jurisdiction of its formation, (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Loan Parties as of the date hereof, showing as of the date hereof (as to each Loan Party) the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its organization. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 3.01(a)(v) is a true and correct copy of each such document as of the date hereof, each of which is valid and in full force and effect as of the date hereof.

            (c) Set forth on Schedule 4.01(c) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of shares, membership interests or partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except Permitted Liens and Liens created under the Collateral Documents.

            (d) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the financing transactions evidenced by each Loan Document to which it is a party, are within such Loan Party's corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party's charter, bylaws, limited liability

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                                       56

      company agreement, partnership agreement or other constituent documents,
      (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

            (e) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the financing transactions described herein, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) filings necessary to perfect the Liens created under the Loan Documents, (B) such authorizations, approvals, actions, notices and filings as may be required in connection with the disposal of Collateral pursuant to any agreement giving rise to a Lien permitted under Section 5.02(a) and (C) with respect to the exercise of any remedies with respect to, or any other transfer of, the Equity Interests of any Broker-Dealer Subsidiary, giving all necessary notices to third parties and obtaining all necessary Governmental Authorizations in connection with such exercise of remedies or transfer including, without limitation, to the extent required under NASD Rule 1017. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. Upon the release of the proceeds of the Advances from escrow arranged pursuant to Section 3.01(g), the Acquisition will have been consummated in accordance in all material respects with the Purchase Agreement and applicable law.

            (f) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (g) Except as set forth in the financial statements referred to in
      Section 4.01(h) or in the SEC Reports, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of any Loan Party, threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the financing transactions evidenced hereby and by the other Loan Documents.

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                                       57

            (h) The Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2005, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified (except as set forth in the SEC Reports) opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been made available to each Lender Party, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 2005 (as reflected in the Annual Report of the Borrower on Form 10K for the Fiscal Year ended September 30, 2005 filed with the Securities and Exchange Commission on December 14, 2005), there has been no Material Adverse Change.

            (i) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at September 30, 2005, and the related Consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the 12 months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been made available to each Lender Party, fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP as in effect at the date of preparation of such financial statements.

            (j) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries made available to each Lender Party electing to receive the same pursuant to
      Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonably believed to be reasonable in light of the conditions existing at the time such forecasts were made available to each such Lender Party, and represented, at the time of such forecasts were made available to each such Lender Party, the Borrower's best estimate of its future financial performance (it being understood that any such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that the Borrower gives no assurance that such future financial performance will be realized and that actual results may differ from that in the forecasted financial information and such differences may be material).

            (k) The Information Memorandum and all other information, exhibit or report (other than financial projections and information of a general economic or industry-specific nature) furnished or otherwise made available by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole as of the date furnished or otherwise made available to any Agent or any Lender Party, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not materially misleading.

            (l) No proceeds of any Advance or drawings under any Letter of Credit will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time.

            (m) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment

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                                       58

      company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (n) The Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with the filing of financing statements described in Section 3.01(a)(ii)(B) under the Uniform Commercial Code and the recordation of the Intellectual Property Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (or have been delivered to the Administrative Agent in proper form for filing). The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Liens permitted under any of the clauses (i) through (vi) of
      Section 5.02(a).

            (o) The Borrower and its Subsidiaries are, taken as a whole, Solvent.

            (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans and Multiemployer Plans as of the date hereof.

            (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in liability to any Loan Party or ERISA Affiliate in excess of $25,000,000.

            (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Single Employer Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Single Employer Plan.

            (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or to the knowledge of any Loan Party or ERISA Affiliate, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in liability to any Loan Party or an ERISA Affiliate in excess of $25,000,000.

            (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the knowledge of any Loan Party or ERISA Affiliate, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, and, to the Borrower's knowledge, no circumstances exist that could form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect.

            (r) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement with the Seller or any of its Subsidiaries other than (to the extent constituting any tax sharing agreement) agreements set forth in the Purchase Agreement.

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                                       59

            (ii) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all Federal and State and other material tax returns required to be filed by it and has paid all taxes due, together with applicable interest and penalties, except (i) taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate description of all Non-Surviving Debt as of the date hereof, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate description of all Surviving Debt (other than Surviving Debt to the extent the aggregate amount (in principal or unfunded commitments) thereof does not exceed $10,000,000) as of the date hereof, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date (if any) thereof and the amortization schedule (if any) therefor.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate description of all Liens on the property or assets of any Loan Party or any of its Subsidiaries (other than Liens securing payment Obligations in an aggregate amount for all such Liens not exceeding $10,000,000) as of the date hereof, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate description of all Investments (other than Investments in an aggregate amount not to exceed $10,000,000) held by any Loan Party or any of its Subsidiaries (other than any Broker-Dealer Subsidiary) on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders that are material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole, such compliance to include, without limitation, compliance with Environmental Laws, ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and

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                                       60

      as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to a material amount of the Collateral and becomes enforceable against its other creditors.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance in such amounts and covering such risks, and with such deductibles or self-insurance retentions, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain (i) its legal existence and legal structure and (ii) to the extent material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole, its rights (charter and statutory), permits, licenses, approvals, privileges and franchises except, in the case of its Subsidiaries that are not Loan Parties, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation, liquidation or dissolution permitted under Section 5.02(d) or any sale, transfer or other disposition permitted under Section 5.02(e).

            (e) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants; provided that representatives of the Borrower shall have the opportunity to be present at any meeting with its independent accountants; provided further that unless (x) a Default has occurred and is continuing or (y) the Administrative Agent reasonably believes an event has occurred that has a Material Adverse Effect, (i) the Lenders shall coordinate the exercise of their visitation and inspection rights under this Section 5.01(e) through the Administrative Agent and limit the exercise of such rights to one time per Fiscal Year, and (ii) neither the Borrower nor any of its Subsidiaries shall be required to pay or reimburse any costs and expenses incurred by any Lender in connection with the exercise of such rights.

            (f) Keeping of Books. (i) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries shall be made of all material financial transactions and the assets and business of the Borrower and each such Subsidiary and (ii) maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and maintained in conformity, in all material respects, with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (h) Performance of the Purchase Agreement. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the material terms and provisions of the Purchase Agreement to be performed or observed by it, maintain the Purchase Agreement in full force and effect except to the extent otherwise provided by the terms thereof, enforce the

      Purchase Agreement in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon written request of the Administrative Agent, make to each other party to the Purchase Agreement such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under the Purchase Agreement.

            (i) Covenant to Guarantee Obligations and Give Security. Upon (x) the written request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Significant Subsidiaries (other than any Broker-Dealer Subsidiary) by any Loan Party or (z) the acquisition of any property (other than real property) by any Loan Party having a fair market value in excess of $10,000,000, and such property, in the reasonable business judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the Borrower's expense and within the time period specified below (or such longer time period as the Administrative Agent may agree):

                  (i) in connection with the formation or acquisition of a
            Significant Subsidiary (other than any CFC or Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a CFC or Broker-Dealer Subsidiary), within 30 days after (or, with respect to the Acquisition, on the effective date of) such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so and provided such parent is not a CFC or a Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a CFC or Broker-Dealer Subsidiary), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 30 days after (A) such request described in clause
            (x) above, furnish to the Collateral Agent a description of the personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Collateral Agent and (B) such formation or acquisition described in clauses (y) or (z) above, furnish to the Collateral Agent a description of the personal properties of such Significant Subsidiary or the personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent,

                  (iii) within 30 days after (A) such request or acquisition of property (other than real property) by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties to the extent required and pursuant to the Collateral Documents and (B) such formation or acquisition of any new Significant Subsidiary (other than any CFC or Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a CFC or Broker-Dealer Subsidiary), duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents; provided that

            (A) the assets of any CFC or Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a Broker-Dealer Subsidiary or CFC (including, without limitation, any stock of any Subsidiary held by a CFC or Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a Broker-Dealer Subsidiary or CFC) shall not be required to be pledged and (B) if such new property is Equity Interests in a CFC, no more than 65% of the Equity Interests in such CFC shall be pledged in favor of the Secured Parties,

                  (iv) within 30 days after (or, with respect to the
            Acquisition, on the effective day of) such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Significant Subsidiary (other than any CFC or Broker-Dealer Subsidiary or any direct or indirect Subsidiary of a CFC or Broker-Dealer Subsidiary) to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements and the giving of notices but excluding the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this
            Section 5.01(i), enforceable against all third parties in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,

                  (v) within 60 days after (or, with respect to the Acquisition, on the effective day of) such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent (which counsel may be in-home counsel) as to (1) such guaranties, guaranty supplements, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, (2) the attachment of any Lien granted thereunder, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Collateral Agent may reasonably request,

                  (vi) at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Significant Subsidiary (other than any CFC or Broker-Dealer Subsidiary or a direct or indirect Subsidiary of a CFC or a Broker-Dealer Subsidiary) to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any CFC or Broker-Dealer Subsidiary or a direct or indirect Subsidiary of a CFC or a Broker-Dealer Subsidiary) to take, all such other action as the Collateral Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

            (j) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to

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                                       63

      correct, any material defect or error that may be discovered in any Loan Document to which it is a party or in the execution, acknowledgment, filing or recordation thereof, and

            (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Significant Subsidiaries' (other than any CFCs' or Broker-Dealer Subsidiaries' or any Broker-Dealer Subsidiary's or CFC's direct or indirect Subsidiaries') properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

      SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired or, except to the extent otherwise permitted under Section 5.02(e), assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(u) hereto and arising out of any refinancing, extension, renewal or refunding of any Debt secured thereby; provided that the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds thereof;

                  (iv) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension,

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                                       64

            renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding;

                  (v) Liens arising under Capitalized Leases permitted under
            Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (vi) (A) Liens existing on any specific fixed asset at the time of its acquisition thereof by the Borrower or any of its Subsidiaries or existing on the property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower, provided that (x) such acquisition, merger or consolidation is otherwise permitted under the Loan Documents and
            (y) such Liens were not created in contemplation of such acquisition, merger, consolidation or investment and do not extend to any assets other than (1) such assets acquired by the Borrower or such Subsidiary, (2) the assets of the Person merged into or consolidated with the Borrower or such Subsidiary or (3) the improvements on or proceeds of the assets described in clause (1) or
            (2) and (B) Liens arising from any refinancing, extension, renewal or replacement of any Debt secured by the Liens described in clause
            (A), provided that no such Lien shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (vii) Liens on assets of Broker-Dealer Subsidiaries securing
            "broker-dealer" financing of any Broker-Dealer Subsidiary entered into in the ordinary course of business including, without limitation borrowings collateralized by client assets in the ordinary course of business; and

                  (viii) Liens not otherwise permitted under this Section
            5.02(a) to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $20,000,000 (or, to the extent arising while the Investment Grade Ratings are maintained, $100,000,000), in the aggregate at any one time outstanding.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i) Debt under the Loan Documents;

                  (ii) Debt secured by Liens permitted by Section 5.02(a)(iv)
            not to exceed in the aggregate $100,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $300,000,000) at any time outstanding;

                  (iii) Capitalized Leases not to exceed in the aggregate
            $250,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $750,000,000) at any time outstanding;

                  (iv) the Surviving Debt, and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt; provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan

            Documents; provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus accrued interest thereon and reasonable expenses and fees incurred in connection therewith, and no Loan Party or Subsidiary of a Loan Party shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate;

                  (v) Debt in respect of Hedge Agreements designed to hedge
            against fluctuations in interest rates and exchange rates incurred in the ordinary course of business and consistent with prudent business practice;

                  (vi) Debt owed to the Borrower or a wholly owned Subsidiary of the Borrower, which Debt shall (x) in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) be otherwise permitted under the provisions of Section 5.02(f);

                  (vii) Debt of any Person that becomes a Subsidiary of the
            Borrower after the date hereof in accordance with the terms of
            Section 5.02(f), which Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower);

                  (viii) Debt incurred by Broker-Dealer Subsidiaries for
            operational liquidity needs pursuant to uncommitted lines of credit in an aggregate outstanding principal amount not to exceed $1,000,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $3,000,000,000) at any time; provided that the aggregate amount of Debt incurred by Non-US Broker-Dealer Subsidiaries pursuant to this clause (viii) shall not exceed $50,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $150,000,000) at any time;

                  (ix) Debt under performance bonds, surety bonds and letter of credit obligations to provide security for worker's compensation claims and Debt in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business;

                  (x) to the extent the same constitutes Debt, obligations in respect of net capital adjustments and/or earn-out arrangements permitted pursuant to a purchase or acquisition otherwise permitted under Section 5.02(f), including, without limitation, obligations arising under Section 1.3 of the Purchase Agreement;

                  (xi) (A) Debt of the Borrower and its Subsidiaries owing to the seller in any purchase or acquisition otherwise permitted under
            Section 5.02(f) and (B) any Guaranteed Debt in respect thereof so long as (x) such Debt or such Guaranteed Debt, as the case may be, is unsecured and subordinated to the Secured Obligations on a basis reasonably satisfactory to the Administrative Agent and (y) such Debt does not, when taken together with all other Debt incurred pursuant to clause (A), exceed more than $25,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $100,000,000) in aggregate principal amount outstanding at any time;

                  (xii) Guaranteed Debt arising in the ordinary course of
            business pursuant to contract or applicable law, rule or regulation with respect to the Obligations of other members of securities clearinghouses and exchanges;

                  (xiii) to the extent constituting Guaranteed Debt,
            indemnification obligations and other similar obligations of the Borrower and its Subsidiaries in favor of directors, officers, employees, consultants or agents of the Borrower or any of its Subsidiaries extended in the ordinary course of business;

                  (xiv) Guaranteed Debt with respect to payment Obligations of the Borrower or any Subsidiary; provided, that (A) the underlying obligation related to such Guaranteed Debt is permitted under
            Section 5.02(b)(ii), (iii), (v), (ix), (x), (xvii) or (xx) and (B) such Guaranteed Debt shall be otherwise permitted under the provisions of Section 5.02(f);

                  (xv) Guaranteed Debt with respect to leases in respect of real property entered into by any Broker-Dealer Subsidiary in the ordinary course of business;

                  (xvi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (xvii) Debt owing to insurance companies to finance insurance premiums incurred in the ordinary course of business; provided that each insurance company financing such insurance premiums agrees to give the Administrative Agent not less than 30 days' prior written notice before termination of any insurance policy for which premiums are being financed;

                  (xviii) Debt in respect of any securities lending contracts entered into by the Broker-Dealer Subsidiaries in the ordinary course of the "broker-dealer" business;

                  (xix) Debt arising under the TD Waterhouse Note; and

                  (xx) other Debt not otherwise permitted under this Section
            5.02(b) in an aggregate outstanding principal amount not to exceed $20,000,000 (or, to the extent created, incurred or assumed while the Investment Grade Ratings are maintained, $100,000,000).

            (c) Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                  (i) any Subsidiary of the Borrower may merge into or
            consolidate with the Borrower or any other Subsidiary of the Borrower; provided that (A) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity and (B) in the case of any such merger or consolidation in which the Borrower is not a party, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and (if a Guarantor is a party to such merger or consolidation) a Guarantor;

                  (ii) as part of any acquisition permitted under Section
            5.02(f), the Borrower or any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity and (B) in the case of any such merger or consolidation in which the Borrower is not a party, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and (if a Guarantor is a party to such merger or consolidation) a Guarantor;

                  (iii) as part of any sale or other disposition permitted under
            Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

                  (iv) any Subsidiary of the Borrower that is not a Significant
            Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lender Parties;

      provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing; provided, further, that notwithstanding the foregoing, the Borrower shall be permitted to consummate the Acquisition.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to grant any option or other right to purchase, lease or otherwise acquire, any assets, except:

                  (i) sales of inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of its business;

                  (ii) in a transaction permitted under Section 5.02(d) (other than subsection (iii) thereof);

                  (iii) sales, transfers or other dispositions of assets (A)
            among Loan Parties, (B) by a Subsidiary of the Borrower that is not a Loan Party to another Subsidiary of the Borrower or (C) by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower to the extent permitted under Section 5.02(f)(i) or (xiii);

                  (iv) the discount or sale, in each case without recourse and in the ordinary course of business, of receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

                  (v) leases, subleases or licenses of real property to other
            Persons not materially interfering with the business of the Borrower or any Subsidiary;

                  (vi) sales or other dispositions in the ordinary course of business of assets (including intellectual property) that have become obsolete, uneconomic, worn-out or no longer useful, including, without limitation, sales or dispositions arising from restructuring and closure of operations in connection with acquisitions otherwise permitted under Section 5.02(f);

                  (vii) Restricted Payments permitted by Section 5.02(g);

                  (viii) dispositions of cash and Cash Equivalents in the
            ordinary course of business;

                  (ix) sales, transfers or other dispositions of assets
            described on Schedule 5.02(e);

                  (x) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property of the Borrower and its Subsidiaries entered into in the ordinary course of business; and

                  (xi) sales, transfers or other dispositions of assets for
            consideration consisting of at least 75% cash and for fair value in an aggregate amount not to exceed $40,000,000 (or, to the extent consummated while the Investment Grade Ratings are maintained, $120,000,000) in any Fiscal Year;

      provided that in the case of sales of assets pursuant to clause (xi) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(i).

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment, except:

                  (i) (A) Investments by the Borrower and its Subsidiaries in
            their Subsidiaries outstanding on the date hereof, (B) additional Investments by the Borrower and its Subsidiaries in Loan Parties,
            (C) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries and (D) additional Investments by any Loan Party in any Broker-Dealer Subsidiary to the extent the net capital of such Broker-Dealer Subsidiary is less than seven percent (7%) of its aggregate debit items calculated using the alternative standard of net capital calculation;

                  (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted;

                  (iii) Investments by the Borrower and its Subsidiaries in cash and Cash Equivalents;

                  (iv) Investments existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                  (v) Investments in Hedge Agreements permitted under Section
            5.02(b)(v);

                  (vi) Investments of any Broker-Dealer Subsidiary in the
            ordinary course of its "broker-dealer" business, including, without limitation, short-term equity positions maintained in the normal course of its securities clearing business and margin loans to clients;

                  (vii) the purchase or other acquisition of all of the Equity
            Interests in any Person that, upon the consummation thereof, will be merged or consolidated into the Borrower or a wholly-owned Subsidiary of the Borrower or wholly owned directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation) and the purchase or other acquisition by the Borrower or one or more of its wholly-owned Subsidiaries of all or substantially all of the property and assets of any Person or business line of a Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii) (other than the Acquisition and other than any purchase or acquisition consummated while the Investment Grade Ratings are maintained):

                        (A) the lines of business of the Person to be (or the
                  property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as or substantially related or incidental to one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

                        (B) such purchase or other acquisition shall not include
                  or result in any contingent liabilities that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower, if the board of directors is otherwise approving such transaction, or, in each other case, by the chief executive or financial officer of the Borrower);

                        (C) the total cash consideration paid by or on behalf of
                  the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (vii) during the then-current Test Period, shall not exceed the greater of (1) $200,000,000 or (2) if Excess Cash Flow for the Prior Fiscal Year shall exceed $300,000,000, the portion of Excess Cash Flow for the Prior Fiscal Year that is not subject to prepayment of the Advances under Section 2.06(b)(i), less the aggregate amount of Cash Repurchases concurrently or previously made pursuant to Section 5.02(g)(viii) during the then-current Test Period; provided that if the portion of Excess Cash Flow for the Prior Fiscal Year that is not subject to prepayment of the Advances under
                  Section 2.06(b)(i) shall exceed the aggregate amount of Cash Repurchases made pursuant to Section 5.02(g)(viii) during such Test Period plus the total cash consideration paid by or on behalf of the Borrower and its Subsidiaries for purchases and acquisitions made pursuant to this clause (vii) during such Test Period, the Borrower may make additional purchases or acquisitions in any succeeding Test Period, so long as the Excess Cash Flow for the Prior Fiscal Year with respect to such succeeding Test Period shall exceed $300,000,000, in

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                                       70

                  an aggregate amount for all such Test Periods not to exceed such excess amount minus any Cash Repurchases made utilizing such excess amount pursuant to the final proviso to Section 5.02(g)(viii);

                        (D) (1) immediately before and immediately after giving
                  effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 5.04, such compliance to be determined on the basis of audited financial statements of such Person or assets as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and

                        (E) with respect to any such purchase or other
                  acquisition having an aggregate purchase price in excess of $25,000,000, the Borrower shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or waived or will be satisfied or waived on or prior to the consummation of such purchase or other acquisition;

                  (viii) Investments consisting of non-cash consideration
            received from the purchaser of assets in connection with a sale of such assets pursuant to Section 5.02(e);

                  (ix) Investments, including debt obligations and equity
            securities, received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, clients and suppliers;

                  (x) accounts receivable arising and trade credit granted, in each case in the ordinary course of business;

                  (xi) deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

                  (xii) Investments constituting Guaranteed Debt otherwise
            permitted under Section 5.02(b)(xiv) or (xv);

                  (xiii) Investments in Non-US Broker-Dealer Subsidiaries in an aggregate amount not to exceed $20,000,000 (or, to the extent consummated while the Investment Grade Ratings are maintained, $100,000,000) for purposes of satisfying minimum net capital requirement under applicable law for "broker-dealer" entities; provided that immediately after any such Investment is made, the net capital of each such Non-US Broker-Dealer Subsidiary shall not be more than 2 times the minimum net capital so required for such Non-US Broker-Dealer Subsidiary;

                  (xiv) Investments of any Person that becomes a Subsidiary of the Borrower after the date hereof in accordance with the terms of
            Section 5.02(f), which Investments are existing at the date such Person becomes a Subsidiary of the Borrower (other than

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                                       71

            Investments made solely in contemplation of such Person becoming a Subsidiary of the Borrower); and

                  (xv) additional Investments in an amount not to exceed
            $200,000,000 (or, to the extent consummated while the Investment Grade Ratings are maintained, $600,000,000) at any one time outstanding (calculated based on the initial book value of all such investments).

            (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (any of the foregoing, a "RESTRICTED PAYMENT"), except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                  (i) the Borrower may (A) declare and pay dividends and
            distributions payable only in common stock of the Borrower and (B) except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Advances pursuant to Section 2.06(b), purchase, redeem, retire, defease or otherwise acquire shares of its capital stock with the proceeds received contemporaneously from the issue of new shares of its capital stock with equal or inferior voting powers, designations, preferences and rights;

                  (ii) the Borrower may declare and pay the Special Dividend to its stockholders;

                  (iii) any Subsidiary of the Borrower may declare and pay cash dividends ratably with respect to its Equity Interests;

                  (iv) the Borrower and its Subsidiaries may make Restricted
            Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors and/or employees of the Borrowers and its Subsidiaries;

                  (v) Restricted Payments required be made pursuant to the
            Stockholders Agreement;

                  (vi) repurchases of capital stock of the Borrower deemed to occur upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof and repurchase of capital stock deemed to occur upon the withholding or surrender of a portion of the capital stock issued, granted or awarded to an employee or director to pay for the taxes payable by such employee or director upon such issuance, grant or award;

                  (vii) so long as the Investment Grade Ratings are maintained, the Borrower may declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash; and

                  (viii) (A) so long as the Leverage Ratio as of March 31, 2006 shall be less than 3.0:1.00, the Borrower may purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash (any of the foregoing, a "CASH REPURCHASE") during the Test Period with respect to the Fiscal Year ending September 29, 2006 in an amount not to exceed $50,000,000 and (B) during any Test Period thereafter, so long as Excess Cash Flow for the Prior Fiscal Year shall exceed $300,000,000, at any time after the Advances shall have been prepaid pursuant to Section 2.06(b)(i) with the portion of such Excess Cash Flow set forth in Section 2.06(b)(i), the Borrower may make a Cash Repurchase in an amount that, when aggregated with
            (x) the amounts of other Cash Repurchases concurrently or previously made during such Test Period, does not exceed the Maximum Amount at such time and (y) the amounts of other Cash Repurchases concurrently or previously made during such Test Period plus the total cash consideration paid by or on behalf of the Borrower and its Subsidiaries concurrently or previously during such Test Period for all purchases and acquisitions made pursuant to Section 5.02(f)(vii), does not exceed the portion of Excess Cash Flow for the Prior Fiscal Year that is not subject to prepayment of the Advances under Section 2.06(b)(i); provided that if the Maximum Amount at the end of such Test Period shall exceed the aggregate amount of Cash Repurchases made pursuant to this clause (viii) during such Test Period, the Borrower may make additional Cash Repurchases in any succeeding Test Period, so long as Excess Cash Flow for the Prior Fiscal Year with respect to such succeeding Test Period shall exceed $300,000,000, in an aggregate amount for all such Test Periods not to exceed (x) such excess amount and (y) the excess amount referred to in the last proviso to Section 5.02(f)(vii)(C) minus the total cash consideration paid by or on behalf of the Borrower and its Subsidiaries utilizing the excess amount referred to in the last proviso to Section 5.02(f)(vii)(C) pursuant to the proviso to Section 5.02(f)(vii)(C).

            (h) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) agreements in favor of the Secured Parties, (ii) prohibitions or conditions under applicable law, rule or regulation, or (iii) prohibitions or conditions under (A) any agreement or instrument evidencing Surviving Debt, (B) any agreement or instrument evidencing purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt,
      (C) any Capitalized Lease permitted by Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any agreement or instrument to which any Person is a party existing on the date such Person first becomes a Subsidiary of the Borrower or the date such agreement or instrument is otherwise assumed by the Borrower or any of its Subsidiaries (so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or such assumption and such prohibitions or conditions do not affect any other Subsidiary of the Borrower (other than Subsidiaries of such Person having primary obligation for repayment of such Debt)), (E) any agreement or instrument evidencing Debt of any Subsidiary that is not a Loan Party so long as such agreement or instrument does not restrict any Lien securing any of the Obligations hereunder, (F) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (G) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (H) restrictions on the transfer of any asset pending the close of the sale of such asset,
      (I) restrictions on the creation or assumption of a Lien on, or transfer of, any asset subject to a Lien permitted by Section 5.02(a) so long as such agreement or instrument does not restrict any Lien securing any of the Obligations hereunder, and (J) restrictions arising under any contract or instrument otherwise permitted under Section 5.02(k) (other than subsection (x) thereof).

            (i) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole material assets of which consist of its interest in such partnership or joint venture and any Restricted Payments received from such partnership or joint venture.

            (j) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year to exceed $100,000,000 (or, to the extent made while Investment Grade Ratings are maintained, $300,000,000).

            (k) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or make Investments in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except
      (i) the Loan Documents, (ii) prohibitions or conditions under applicable law, rule or regulation, (iii) any agreement or instrument evidencing Surviving Debt, (iii) any agreement or instrument in effect at the time a Person first became a Subsidiary of the Borrower or the date such agreement or instrument is otherwise assumed by the Borrower or any of its Subsidiaries, so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower or such assumption, (iv) any agreement or instrument evidencing Debt of any Subsidiary that is not a Loan Party so long as such agreement or instrument does not restrict any Lien securing any of the Obligations hereunder, (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset,
      (viii) restrictions on transfer of any asset subject to a Lien permitted by Section 5.02(a) so long as such agreement or instrument does not restrict any Lien securing any of the Obligations hereunder, (ix) customary provisions with respect to the payment of dividends or other distributions by any Subsidiary that is not a Loan Party set forth in the organizational documents for such Subsidiary so long as such provisions were not entered into in connection with any other agreement or arrangement not otherwise permitted under this Section 5.02(k), and (x) restrictions arising under any contract or instrument otherwise permitted under Section 5.02(h) (other than subsection (iii)(J)).

            (l) Transactions with Affiliates. Conduct, or permit any of its Subsidiaries to conduct, any transaction with any of its Affiliates except
      (i) on terms that are fair and reasonable and at least as favorable to the Borrower or such Subsidiary as it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower or such Subsidiary, (ii) any Affiliate who is an individual may serve as director, officer, employee or consultant of the Borrower or any of its Subsidiaries and may receive reasonable compensation and indemnification for his or her services in such capacity, (iii) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries and (iv) any transaction between or among the Borrower and its Subsidiaries otherwise expressly permitted under this Section 5.02.

      SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent for prompt distribution to each Lender Party electing to receive the same:

            (a) Default Notice. As soon as possible and in any event within two Business Days after any Responsible Officer of the Borrower becomes aware of the occurrence of each Default or any event, development or occurrence that could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of the Responsible Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (i) an opinion as to such audit report of Ernst & Young LLP or other independent public accountants of nationally recognized standing and (ii) if prepared, a report of such independent public accountants as to the Borrower's internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified by such accountants without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit, provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements; together with (x) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (y) a schedule in substantially the form of Exhibit G of the computations used by the Chief Financial Officer of the Borrower in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in substantially the form of Exhibit G of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04.

            (d) Annual Forecasts. As soon as available and in any event no later than 60 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the then current Fiscal Year and on an annual basis for each of the two immediately succeeding Fiscal Years.

            (e) Litigation. Promptly after the commencement thereof, notice of the commencement of any action, suit, litigation or proceeding before any Governmental Authority affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the financing transactions evidenced hereby and by the other Loan Documents.

            (f) Purchase Agreement Notices. Promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to the Purchase Agreement regarding or related to any material breach or default by any party thereto or any other event that could reasonably be expected to have a Material Adverse Effect and copies of any material amendment, modification or waiver of any provision of the Purchase Agreement and, from time to time upon written request by the Administrative Agent, such information and reports regarding the Purchase Agreement as the Administrative Agent may reasonably request.

            (g) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, which could reasonably be expected to result in liability to any Loan Party or ERISA Affiliate in excess of $25,000,000, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (ii) Plan Terminations. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan under Section 4042 of ERISA.

            (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan.

            (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B).

            (h) Other Information. Such other information respecting the business, financial condition or results of operations of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

Financial statements required to be delivered pursuant to Section 5.03(b) or (c) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet, to which each Lender Party and each Agent have access; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender Party and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon the request of the Administrative Agent or any Lender Party, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender Party, as the case may be, and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent for the benefit of each Lender Party of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agents shall have no obligation to request the delivery or to maintain copies of the financial statements referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender Party shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Leverage Ratio. Maintain as of the end of the last day of each Measurement Period set forth below a Leverage Ratio of not more than the amount set forth below for such Measurement Period:

            MEASUREMENT PERIOD ENDING                                      RATIO
----------------------------------------------------                    ----------
Measurement Periods ending on June 30,
2006 and on or prior to March 30, 2007                                  3.25 : 1.0

Measurement Periods ending on June 29,
2007 and on or prior to March 28, 2008                                  2.75 : 1.0

Measurement Periods ending on June 27,
2008 and on or prior to March 27, 2009                                  2.25 : 1.0

Measurement Periods ending on or after June 26, 2009                    2.00 : 1.0

            (b) Regulatory Net Capital. Cause each Broker-Dealer Subsidiary to maintain at all times Regulatory Net Capital in compliance with applicable law but in no event less than (i) five percent (5%) of its aggregate debit items calculated using the alternative standard for net capital calculation or (ii) the greater of (A) 120% of required minimum net capital of such Broker-Dealer Subsidiary and (B) 8 1/3% of aggregate indebtedness of such Broker-Dealer Subsidiary using the aggregate indebtedness standard for net capital calculation.

            (c) Interest Coverage Ratio. Maintain for each Measurement Period set forth below an Interest Coverage Ratio of not less than the amount set forth below for such Measurement Period:

            MEASUREMENT PERIOD ENDING                                      RATIO
----------------------------------------------------                    ----------
Measurement Periods ending on June 30,
2006 and on or prior to March 30, 2007                                  4.75 : 1.0

Measurement Periods ending on June 29,
2007 and on or prior to March 28, 2008                                  5.00 : 1.0

Measurement Periods ending on or after June 27, 2008                    6.00 : 1.0

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within three Business Days after the same shall become due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d) (solely with respect to the existence of the Borrower), (e) or (i), 5.02, 5.03 or 5.04(a) or (c); or

            (d) (i) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in Section 5.04(b) and such failure shall remain unremedied for five Business Days or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document (other than described in Section 6.01(a), (b), (c) or (d)(i)) on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) any Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $50,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $50,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which the payment for such judgment or order shall remain unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of such Loan Party or Subsidiary from an insurer that is rated at least "A" by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or

            (h) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing except to the extent such Loan Party has been released from its obligations thereunder in accordance with this Agreement or such other Loan Document or such Loan Document has expired or terminated in accordance with its terms; or

            (i) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason (other than pursuant to or in accordance with the terms thereof) cease to create a valid and perfected first priority lien on and security interest in any material amount of the Collateral purported to be covered thereby (except to the extent such Liens have been released in accordance with this Agreement or such other Loan Document); or

            (j) a Change of Control shall occur; or

            (k) any ERISA Event shall have occurred with respect to a Single Employer Plan which could reasonably be expected to result in liability to any Loan Party and/or any ERISA Affiliate in excess of $50,000,000; or

            (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $50,000,000 or requires payments exceeding $10,000,000 per annum; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $50,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

      SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's Office, for deposit in the LC Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall be obligated to pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's Office, for deposit in the LC Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the

Administrative Agent or the Collateral Agent determines that any funds held in the LC Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the LC Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the LC Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the LC Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law. If no Event of Default shall exist, the Administrative Agent shall promptly upon request of the Borrower deposit all funds held in the Collateral Agent (other than the funds deposited therein to cash collateralize the Available Amount of the Letters of Credit then outstanding pursuant to
Section 2.06) into the Borrower's Account for the Borrower's sole use.

                                   ARTICLE VII

                                   THE AGENTS

      SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties under the Loan Documents), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.

            (b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to
Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent (and any such Supplemental Collateral Agents) were an "Agent" under the Loan Documents, as if set forth in full herein with respect thereto.

            (c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing or releasing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters

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pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments (in each case in form and substance reasonably acceptable to the Borrower) promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of such Agent's gross negligence or willful misconduct.

      SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.03. BNY, CNAI and Affiliates. With respect to its respective Commitments, the Advances made by it and any Notes issued to it, each of BNY and CNAI shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each of BNY and CNAI in its individual capacity. Each of BNY and CNAI and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNY and CNAI were not Agents and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

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      SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

            (b) Each Revolving Credit Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Credit Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, each Lender Party's ratable share of any amount shall be determined, at any time, according to the sum of
(i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender Party, (ii) such Lender Party's Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(iii) the aggregate unused portions of such Lender Party's Term Commitments at such time and (iv) such Lender Party's Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as

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                                       83

provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      SECTION 7.06. Successor Agents, Etc. (a) Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders and the Borrower; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as (in each case to the extent it shall be acting in such capacity at the time of such removal) Collateral Agent, Swing Line Bank and Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with, so long as no Default shall be continuing, the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, with, so long as no Default shall be continuing, the consent of the Borrower, which successor Agent shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to such other instruments or notices, as may be necessary or desirable, or as the Required Lenders or the Borrower may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            (b) Anything to the contrary notwithstanding, unless the Borrower, CNAI and BNY shall have otherwise agreed in writing and notified the Lender Parties on or prior to the 90th day after the Effective Date, (i) on the 91st day after the Effective Date, CNAI shall be deemed to have automatically resigned as the Administrative Agent, and BNY shall be deemed to have automatically succeeded as the Administrative Agent and (ii) from and after such 91st day (A) BNY, as the successor to CNAI, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the Administrative Agent under this Agreement and the other Loan Documents, and (B) CNAI, as the retiring Administrative Agent, shall be discharged from its duties and obligations under the Loan Documents, and the provisions of this Article VII shall inure to CNAI's benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. Upon such resignation and succession, each reference to "Administrative Agent" in this Agreement and each of the other Loan Documents shall be deemed to mean and be a reference to BNY as the successor Administrative Agents.

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                                       84

            (c) Each of the Titled Agents, in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lender Parties. The titles of "Co-Syndication Agent" and "Documentation Agent" are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agents, any Loan Party or any Lender Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

                                  ARTICLE VIII

                                    GUARANTY

      SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

            (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

      SECTION 8.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights

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                                       85

of any Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following (other than payment in full of the Guaranteed Obligations):

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

            (f) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

            (g) the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

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                                       86

      SECTION 8.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

            (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

            (d) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

            (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

            (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section
8.03 are knowingly made in contemplation of such benefits.

      SECTION 8.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge

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                                       87

Agreements, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) any Guarantor shall make payment to any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the latest Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Lender Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

      SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a "GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and
(b) each reference herein to "this Guaranty," "hereunder," "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty," "thereunder," "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

      SECTION 8.06. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other payment Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 8.06:

            (a) Prohibited Payments, Etc. Except during the continuance of any Event of Default under Section 6.01(a) or (f), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (f), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST-PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

            (c) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or (f), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

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                                       88

            (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(a) or
      (f), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post-Petition Interest), and
      (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

      SECTION 8.07. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 9.07. Except as expressly permitted hereunder, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender) and the Borrower, do any of the following at any time:

            (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,

            (ii) except to the extent provided in Section 2.17, change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

            (iii) other than as expressly permitted hereunder, release one or more Guarantors (or otherwise limit such Guarantors' liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lender Parties,

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                                       89

            (iv) other than as expressly permitted hereunder, release the Lien created under the Collateral Documents on all or substantially all of the Collateral in any transaction or series of related transactions, or

            (v) amend this Section 9.01,

and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders, the Borrower and each Lender Party specified below for such amendment, waiver or consent:

            (i) increase the Commitments of a Lender Party without the consent of such Lender Party;

            (ii) reduce the principal of, or stated rate of interest on, the Advances owed to a Lender Party or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender Party without the consent of such Lender Party;

            (iii) except as provided in clause (iv) below, postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder in each case payable to a Lender Party without the consent of such Lender Party; or

            (iv) change the order of application of any reduction in the Commitments or any prepayment of Advances among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially adversely affects all of the Lenders under a Facility without the consent of holders of a majority of the Commitments or Advances outstanding under such Facility;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

      SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at Ameritrade Holding Corporation, 4211 So. 102nd Street, Omaha, NE 68127, Attention: Treasurer, Fax: 402-827-8663, E-mail Address: mchochon@ameritrade.com, with a copy to Ameritrade Holding Corporation, 6940 Columbia Gateway Drive, Suite 200, Columbia, Maryland 21046, Attention:
Executive Vice President and General Counsel, Fax: 443-539-2206, E-Email
Address: ekoplow@ameritrade.com; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 390 Greenwich Street, New York, NY 10010, Attention:
Rob Ziemer, Fax: 646-291-1655, E-mail Address: rob.ziemer@citigroup.com; if to the Administrative Agent, if CNAI is the Administrative Agent, at its address at 390 Greenwich Street, New York, NY 10010, Attention: Rob Ziemer, Fax:
646-291-1655, E-mail Address: rob.ziemer@citigroup.com; and if to the Administrative Agent, if BNY is the Administrative Agent, at its address at One Wall Street, New York, New York 10286, Attention: Sandra Morgan, Telephone:
212-

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                                       90

635-4692, Fax: 212-635-6365 or 6366 or 6367, with a copy to The Bank of New
York, at One Wall Street, New York, New York 10286, Attention: Carl D'Angelo,
Telephone: 212-635-6745, Fax: 212-635-1194 or 809-9575; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise mutually agreed by the Borrower and the Administrative Agent. All such notices and other communications shall, when sent by hand or overnight courier service, or mailed by certified or registered mail, be deemed to have been given when received, when sent by telecopier or electronic mail, be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices and communications to any Agent pursuant to
Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document shall be effective as delivery of an original executed counterpart thereof.

            (b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other Extension of Credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Extension of Credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format mutually acceptable to the Administrative Agent and the Borrower to an electronic mail address specified by the Administrative Agent to the Borrower; provided that in the event that notwithstanding its commercially reasonable efforts to do so, the Borrower shall fail to provide any such information, document or other material pursuant to this Section 9.02(b), the Borrower shall provide such information, document or material pursuant to Section 9.02(a)(x). In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent reasonably requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders on a confidential basis, without warranty by or liability to the Borrower, by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the "PLATFORM").

            (c) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL,

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                                       91

INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY ARISES FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party's e-mail address to which the foregoing notice may be sent by electronic transmission and
(ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

      SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay promptly following demand and presentation of invoices or other reasonably detailed statements specifying the costs and expenses so incurred (i) all reasonable out of pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all collateral review, syndication, transportation, computer, duplication, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of Shearman & Sterling LLP (and, to the extent reasonably required, local and special counsel with respect to collateral matters) with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the

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                                       92

Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Transaction) by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of TD Waterhouse or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense arises from (x) such Indemnified Party's gross negligence, willful misconduct, bad faith, or breach of its express contractual obligations or (y) litigation between or among the Lender Parties. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Loan Parties and the Lender Parties also agree not to assert any claim against any other party hereto or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(a) or (b)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.14, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, within three Business Days of any demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (but excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and

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                                       93

otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

      SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.

      SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 9.14 upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment and treating related Approved Funds as one assignee for this purpose) shall in no event be less than $1,000,000 in the case of any of the Term Facilities or $5,000,000 in the case of the Revolving Credit Facility (or, in each case, such lesser amount as shall be approved by the Administrative Agent), (iii) each such assignment shall be to an Eligible Assignee, (iv) without the consent of the Borrower and CNAI, no such assignments in respect of the Term A Facility shall be permitted until the expiration of 90 days following the Effective Date (except that no such consent of the Borrower shall be required in connection with the primary syndication of the Facilities) (v) each such assignment made as a result of a demand by the Borrower pursuant to Section 9.14 shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section
9.14 unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount specified in clause (ii) of the proviso to Section 9.14 and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500, provided that if such assignment results from a demand by the Borrower pursuant to Section 9.14, the Borrower shall pay such processing and recordation fee in accordance with clause (i) of the proviso to Section 9.14, unless such fee is waived by the Administrative Agent); provided that only one

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                                       94

such fee shall be payable in connection with simultaneous assignments by or to two or more related Approved Funds.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

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                                       95

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder, in each case to the extent requested by such assignee or assignor in Section 2.16(a). Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

            (f) Each Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release the Lien created under the Collateral Documents on all or substantially all of the Collateral or the value of the Guaranties.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower pursuant to the Loan Documents; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Advances owing to it and any Note or Notes held by it to the holders of obligations owed, or securities issued, by such Fund or any trustee thereof as security for such obligations or securities; provided that, unless and until such holder or trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such holder or trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such holder or trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

            (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

      SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

      SECTION 9.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to any pledge referred to in Section 9.07(j) or to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or (with respect to litigation brought by any Person other than any Loan Party, Agent or Lender Party, after the Borrower shall have been notice thereof and the opportunity to seek a protective order or other appropriate remedy with respect thereto) judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party or its Affiliates, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which such Agent or such Lender Party or any of its Affiliates may be a party, provided that with respect to any litigation brought by any Person other than any Loan Party, Agent or Lender Party, the Borrower shall have been given notice thereof and the opportunity to seek a protective order or other appropriate remedy with respect thereto or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document.

      SECTION 9.11. Release of Collateral. Upon (a) the termination of the Commitments and payment and satisfaction of all Secured Obligations (other than contingent indemnity obligations and obligations in respect of Secured Hedge Agreements) or (b) the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Guarantor that owns such Collateral) in accordance with the terms of the Loan Documents, each Agent will (and is authorized by the Lender Parties to), at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents and/or such Guarantor from its obligations under the Guaranty hereunder, in accordance with the terms of the Loan Documents.

      SECTION 9.12. Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.

      SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 9.14. Replacement of Lenders. If (a) any Lender requests compensation under Section 2.10 (a) or (b), (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, (c) any Lender gives notice pursuant to Section 2.10(d) with respect to an occurrence or state of affairs not applicable to all Lenders, (d) any Lender is a Defaulting Lender or (e) any Lender refuses to consent to any proposed change, waiver, discharge or termination with respect to the Loan Documents requiring the consent of all Lenders (or all affected Lenders) pursuant to Section 9.01 and the same has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.07(a) or the Administrative Agent shall have waived receipt of such fee in writing;

            (ii) such replaced Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.10 and 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10(a) or (b) or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

            (iv) the assignee shall be an Eligible Assignee and shall agree to accept such assignment and to assume all obligations of such Lender Party hereunder in accordance with Section 9.07;

            (v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against such replaced Lender; and

            (vi) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      SECTION 9.15. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 9.16. Waiver of Jury Trial. To the extent permitted by applicable law, each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     AMERITRADE HOLDING CORPORATION

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     AMERITRADE ONLINE HOLDINGS CORP.,
                                        as Guarantor

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     AMERITRADE IP COMPANY, INC.,
                                        as Guarantor

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     AMERITRADE SERVICES COMPANY, INC.,
                                        as Guarantor

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     DATEK ONLINE HOLDINGS CORP.,
                                        as Guarantor

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     THINKTECH, INC.,
                                        as Guarantor

                                     By /s/  JOHN R. MACDONALD
                                        ----------------------------------------
                                          John R. MacDonald
                                        Title: Executive Vice President, Chief
                                        Financial Officer and Chief
                                        Administrative Officer

                                     THE BANK OF NEW YORK,
                                         as Co-Administrative Agent

                                     By  /s/ CARL D'ANGELO
                                        ----------------------------------------
                                            Carl D'Angelo
                                        Title: Vice President

                                     CITICORP NORTH AMERICA, INC.,
                                       as Administrative Agent and Collateral
                                       Agent

                                     By /s/ DAVID J. WIRDNAM
                                        ----------------------------------------
                                           David J. Wirdnam
                                        Title: Vice President

                             Existing Issuing Bank:

                                     FIRST NATIONAL BANK OF OMAHA

                                     By /s/ MARK A. BARATTA
                                        ----------------------------------------
                                            Mark A. Baratta
                                        Title: Vice President

                              Initial Issuing Bank:

                                     THE BANK OF NEW YORK

                                     By /s/ CARL D'ANGELO
                                        ----------------------------------------
                                            Carl D'Angelo
                                        Title: Vice President

                             Initial Swingline Bank:

                                     THE BANK OF NEW YORK

                                     By /s/ CARL D'ANGELO
                                        ----------------------------------------
                                            Carl D'Angelo
                                        Title: Vice President

                                Initial Lenders:

                                     CITICORP NORTH AMERICA, INC.

                                     By /s/ DAVID J. WIRDNAM
                                        ----------------------------------------
                                           David J. Wirdnam
                                        Title: Vice President

                                     FIRST NATIONAL BANK OF OMAHA

                                     By /s/ MARK A. BARATTA
                                        ----------------------------------------
                                           Mark A. Baratta
                                        Title: Vice President